Exhibit 10.(ii)(B)(1)

7-ELEVEN, INC. – INDIVIDUAL

STORE FRANCHISE AGREEMENT

TABLE OF CONTENTS

1.	Statement of Intent and Definitions	1

	(a) Statement of Intent	1

	(b) Headings	1

	(c) Definitions	1

2.	Independent Contractor	2

3.	Franchise Fee and Down Payment	2

4.	Training; On-Line Systems Support Guide	2

	(a) Initial Training	2

	(b) Ongoing Training	2

	(c) Employee Training	3

	(d) On-Line Systems Support Guide	3

5.	Ownership of 7-Eleven System; Confidentiality; Noncompetition	3

	(a) Ownership of 7-Eleven System	3

	(b) Confidentiality	3

	(c) New Developments	3

	(d) Noncompetition	3

6.	Effective Date	4

	(a) Commencement of Obligations	4

	(b) Conditions to Occurrence of Effective Date	4

	(c) Failure to Meet Conditions for Effective Date to Occur	5

7.	License	5

	(a) Grant of License	5

	(b) Reserved Rights	5

8.	Lease	5

	(a) Lease of Store and 7-Eleven Equipment; Use of 7-Eleven Equipment	5

	(b) Third Party Beneficiary	6

	(c) Disclaimer of Warranties	7

	(d) Condemnation Awards	7

	(e) Breach of Lease	7

9.	Term	7

10.	7-Eleven Charge	7

	(a) 7-Eleven Charge	7

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	(b) Adjustment to 7-Eleven Charge for Failure to Meet Recommended Vendor Purchase Requirement	7

	(c) Adjustment to 7-Eleven Charge upon Declaration of Invalidity of Certain Provisions	8

11.	Your Draws	8

12.	Bookkeeping and Financial Matters	8

	(a) Bookkeeping; Inspection of Records	8

	(b) Deposits; Cash Payments for Daily Purchases/Operating Expenses	8

	(c) Reports and Other Bookkeeping Information	9

	(d) Electronic Invoices	10

	(e) Financial Summaries and Assistance that We Provide You	10

	(f) 7-Eleven Store Information System.	10

13.	Open Account; Financing; and Minimum Net Worth.	10

	(a) Open Account	10

	(b) Financing	11

	(c) Interest	11

	(d) Minimum Net Worth	11

14.	Audit Rights	11

15.	Merchandising and Inventory; Recommended Vendors	12

	(a) Initial Inventory	12

	(b) Ongoing Inventory and Categories	12

	(c) Proprietary Products	12

	(d) Product Packaging and Display	12

	(e) Nationally/Regionally Promoted Products and Exclusive Products	12

	(f) Suggested Retail Selling Prices	13

	(g) Vendor Requirements	13

	(h) Recommended Vendor Procedure	13

	(i) Designated Service Vendors	13

	(j) Our Vendor Negotiating Practices and Treatment of Discounts and Allowances	13

	(k) Review of Vendor Negotiating Practices and Treatment of Discounts and Allowances	14

16.	7-Eleven Foodservice Standards	15

	(a) Compliance with 7-Eleven Foodservice Standards	15

	(b) 7-Eleven Foodservice Standards Related to Fresh Foods	15

	(c) Foodservice Certification Standards	15

	(d) Quality Inspections	15

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	(e) Failure to Comply with 7-Eleven Foodservice Standards	15

17.	Our Indemnification	16

18.	Your Indemnification; Insurance	16

19.	Your Additional Covenants	16

20.	Maintenance and Utilities	17

	(a) Your Maintenance Obligations	17

	(b) Maintenance Contracts	17

	(c) Your Failure to Maintain the Store	18

	(d) Maintenance Performed By or Through Us	18

	(e) Utilities	18

21.	Taxes	18

22.	Advertising	18

	(a) Advertising Fee	18

	(b) Local Advertising/Advertising Approval	20

	(c) Internet Promotion	20

	(d) Foodservice Promotion	20

23.	Service Mark and Related Trademarks	20

	(a) Right to Use the Marks	20

	(b) Agreements Regarding the Marks	20

	(c) Use of the Marks	21

	(d) Certain Prohibited Conduct	21

	(e) Infringement and Dilution	22

	(f) Domain Names; Use of Internet	22

24.	Renewal of Franchise	22

25.	Assignment	23

	(a) Assignment by Us	23

	(b) Assignment by You	23

	(c) Our Right of First Refusal	24

26.	Termination	24

	(a) Termination by Us	24

	(b) Curing Breaches; Multiple Defaults	27

	(c) Termination on Death or Incapacitation	28

	(d) Market Withdrawal	28

	(e) Transfer and Refund Rights	28

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	(f) Our Right to Assume Operation of the Store	30

27.	Mutual Termination; Termination by You	30

	(a) Mutual Termination	30

	(b) Termination by You	30

28.	Close Out Procedure	31

	(a) Post-Expiration/Termination Obligations	31

	(b) Settlement of Open Account	31

	(c) Payment of Indebtedness to Us; Delivery of Final Financial Summaries	32

29.	Mediation	32

30.	Governing Law; Jurisdiction	33

	(a) Governing Law	33

	(b) Jurisdiction	33

31.	Miscellaneous Provisions	33

	(a) Nonwaiver	33

	(b) Disclosure	33

	(c) Circumstances Beyond a Party’s Control	34

	(d) Notices	34

	(e) Severability	34

	(f) Personal Qualification	35

	(g) Complete Agreement	35

	(h) Consents	35

	(i) Interpretation	35

	(j) Waiver of Damages	35

	(k) Consultation with Advisors	36

	(l) Savings Clause	36

EXHIBITS:

A -	Store
B -	7-Eleven Equipment
C -	7-Eleven Contractual Indemnification
D -	Selected Provisions
E -	Definitions
F -	Survivorship
G -	Required Proprietary Products
H -	Release of Claims and Termination
I -	Security Agreement
J -	Procedures for Selection of Third Party Reviewer and for Reviewing Vendor Negotiating Practices

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STORE FRANCHISE AGREEMENT

In consideration of the mutual promises and agreements contained in this Agreement, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Statement of Intent and Definitions.

(a) Statement of Intent.

(1) Franchising is a method of distributing goods or services in a consistent manner. The customer expects a similar shopping experience at a franchised business, regardless of its location or operator. By signing this Agreement, you acknowledge the importance of these concepts, and agree to participate in the 7-Eleven System, which promotes a uniform method of operating a convenience store. You recognize that a uniform presentation of a high quality 7-Eleven Image is critical to the customer’s perception of the 7-Eleven System, and that you agree to contribute to that perception by operating your Store in compliance with this Agreement and the 7-Eleven System.

(2) You recognize the benefits to you and the 7-Eleven System (including the benefits of scale that a large chain gets from its high volume of purchases) of purchasing the products and services sold at your Store from common vendors and/or distributors. You agree: (a) to operate your Store in a way that recognizes the right and responsibility of the retailer to provide value to 7-Eleven customers and (b) to order the products and services 7-Eleven customers want, introduce new products, manage frequent deliveries, discontinue offering slow selling items, and provide excellent customer service.

(3) You agree that the 7-Eleven System is subject to modification based on changes in technology, competitive circumstances, customer expectations, and other market variables. Those changes to the 7-Eleven System may include changes in operating standards, products, programs, services, methods, forms, policies and procedures; changes in the design and appearance of the building, signage and equipment; and changes to the Service Mark and Related Trademarks.

(4) We agree to assist you by providing a recognized brand, merchandising advice and operational systems designed to meet the needs of 7-Eleven customers. We also agree to contribute to the value of the 7-Eleven Service Mark and brand by fulfilling those duties and tasks assigned to us in this Agreement as our responsibility within the 7-Eleven System.

(5) You recognize the advantages of the 7-Eleven System and wish to obtain a franchise for a 7-Eleven Store. You understand that an investment in the Store involves business risks and that your business abilities and efforts are vital to the success of the Store. You agree that the terms of this Agreement are acceptable to you, and are material and reasonable.

(b) Headings. The captions used in the paragraphs and subparagraphs of this Agreement are inserted only for purpose of reference. These captions will not govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof, nor will they otherwise be given any legal effect.

(c) Definitions. “We,” “us”, “our” or “7-Eleven” means 7-Eleven, Inc., the franchisor. “You” or “your” means the Franchisee, as defined more fully in Exhibit E. Initially capitalized terms used in this Agreement are defined in Exhibit E or in one of the other Exhibits to this Agreement.

2. Independent Contractor. You and we agree that this Agreement creates an arm’s-length business relationship and does not create any fiduciary, special or other similar relationship. You agree: (a) to hold yourself out to the public as an independent contractor; (b) to control the manner and means of the operation of the Store; and (c) to exercise complete control over and responsibility for all labor relations and the conduct of your agents and employees, including the day-to-day operations of the Store and all Store employees. You and your agents and employees may not: (i) be considered or held out to be our agents or employees or (ii) negotiate or enter any agreement or incur any liability in our name, on our behalf, or purporting to bind us or any of our or your successors-in-interest. Without in any way limiting the preceding statements, we do not exercise any discretion or control over your employment policies or employment decisions. All employees of the Store are solely your employees and you will control the manner and means of the operation of the Store. No actions you, your agents or employees take will be attributable to us or be considered to be actions obligating us.

3. Franchise Fee and Down Payment. You agree to pay us the Franchise Fee and the Down Payment stated in Exhibit D upon the execution of this Agreement. Except as provided in Paragraphs 4 and 6 with respect to the Down Payment and Paragraphs 4, 6, 26, and 27 with respect to the Franchise Fee, the Down Payment and the Franchise Fee will be deemed fully earned and nonrefundable when paid in consideration of the administrative and other expenses we have incurred in granting the franchise.

4. Training; On-Line Systems Support Guide.

(a) Initial Training. Prior to the Effective Date, you agree to be certified by us as having satisfactorily completed the initial training program for operating a franchised 7-Eleven Store. You become certified in the following manner. If you are one (1) individual, then you will be the trainee, and you may designate up to one (1) additional individual that we approve to be an additional trainee. If you are two (2) individuals, then those two (2) individuals will be the trainees. If you become certified, you agree to pay for all expenses related to initial training, excluding lodging costs (if we require you to travel for initial training and lodging is necessary), if any, and our costs of providing the initial training. If any of your trainees fail to become certified by us as having satisfactorily completed the initial training program, you agree to be responsible for all expenses related to the initial training, including lodging, but excluding our costs of providing the initial training. At any time before the Effective Date, if any of your trainees do not show an understanding of the training, are not satisfactory to us in any respect, or are otherwise not progressing in the initial training program in a manner satisfactory to us, we may stop providing initial training to such trainee(s) or refuse to certify, or revoke the certification of, any such trainee(s). If we discontinue initial training, do not certify, or revoke the certification of any trainee, then: (a) the business relationship, if any, between you and us will immediately terminate; (b) this Agreement will not become effective and will be null and void; and (c) we agree to refund the Down Payment and the Franchise Fee to you, without interest, after deducting any amount you owe us, including any initial training expenses for which we have reimbursed you or which we have paid on your behalf. If you incur any expenses in attempting to obtain a 7-Eleven Store franchise or if you rely in any other way on obtaining a franchise from us (including incurring out-of-pocket expenses other than those for which we may reimburse you under this Paragraph 4), then you agree that you will have done so solely at your own risk, based on your own judgment and not in reliance upon any statements or representations from us or our agents or representatives.

(b) Ongoing Training. We agree to offer additional training that we deem necessary based on changes in the 7-Eleven System. We will test any major system changes in our Company-operated Stores and/or in franchised stores where franchisees volunteer to be a part of the test before making such major changes to the 7-Eleven System. You agree to be responsible for all expenses, including the costs of travel, lodging, meals and wages, incurred by your trainees and other personnel in connection with any additional training program.

(c) Employee Training. You agree to at all times keep your Store employees adequately trained in the operation of the 7-Eleven Store so that your employees can provide superior customer service and properly carry out the operations of the Store in accordance with the 7-Eleven System and this Agreement.

(d) On-Line Systems Support Guide. As long as you are not in Material Breach of this Agreement, we agree to provide you with access to our On-Line Systems Support Guide on the 7-Eleven Intranet through your in-Store computer. The On-Line Systems Support Guide provides information regarding, among other things, training and Store operations and accounting procedures. We may provide assistance and information to you through methods other than the On-Line Systems Support Guide. The On-Line Systems Support Guide does not create any additional obligations on you not otherwise provided for in this Agreement (including any amendment to this Agreement).

5. Ownership of 7-Eleven System; Confidentiality; Noncompetition.

(a) Ownership of 7-Eleven System. You acknowledge that we are and will remain the sole owner of all rights in and to the 7-Eleven System, the On-Line Systems Support Guide, any information, manuals, materials, and any other confidential communications (whether in electronic or other form) provided to you concerning the operation of a 7-Eleven Store or related to the 7-Eleven System, and that you are acquiring no property interest in or other right to them, other than a license to use them during the Term of this Agreement. You agree to at all times treat the On-Line Systems Support Guide and any other manuals, materials, confidential communications, and the information contained therein, as confidential and must maintain such information as secret and confidential in accordance with Paragraph 5(b).

(b) Confidentiality. During the Term of this Agreement and thereafter, you agree: (i) not to communicate, divulge or use the Confidential Information for the benefit of any other person or entity and, following the expiration, termination, or transfer of this Agreement; (ii) not to use the Confidential Information for your own benefit; (iii) to divulge such Confidential Information only to those of your employees who must have access to it in order to operate the Store. Except as we may expressly permit in writing, you agree not to at any time download, print, transmit via e-mail or any other means, copy, duplicate, record, or otherwise reproduce the Confidential Information, in whole or in part, or otherwise make the Confidential Information available to any unauthorized person. The agreement in this Paragraph 5(b) will survive the expiration, termination or transfer of this Agreement or any interest herein and will be perpetually binding upon you. At our request, you agree to obtain execution of agreements similar to those set forth in this Paragraph 5(b) from your employees, agents, independent contractors, and any other of your personnel who have received or will have access to the Confidential Information. Such agreements must be in the form that we require.

(c) New Developments. If you or your employees develop any new concept, process or improvement in the operation or promotion of the Store, you agree to promptly notify us and provide us with all necessary related information, without compensation. You hereby grant to us a perpetual royalty-free license to use and sublicense the use of any such concept, process or improvement in any way we choose.

(d) Noncompetition.

(1) Post-Term Non-compete. Except as otherwise permitted by us in writing, for a continuous uninterrupted period commencing on the expiration, termination, or transfer of all of your interest in this Agreement and continuing for one (1) year thereafter, you agree not to, for yourself, or through, on behalf of or in conjunction with any other person, partnership, corporation, limited liability company or other entity or association, maintain, operate, engage in, or have any financial or beneficial interest in, advise, assist, make loans to, or lease to, a Competitive Business which is, or is intended to be, located at the site of the Store or at the site of any former 7-Eleven Store within two (2) years of it last being operated as a 7-Eleven Store.

(2) Nothing in this Paragraph 5(d) will prevent you from owning, for investment purposes only, an ownership interest in a business entity as a passive investor without any involvement in the operations of such business entity.

(3) You and we agree that the foregoing agreement contains reasonable limitations as to time, geographical area and scope of activity to be restrained and does not impose a greater restraint than is necessary to protect our goodwill or other business interests. Such agreement will be construed as independent of any other agreement or provision of this Agreement. If all or any portion of an agreement in this Paragraph 5(d) is held unreasonable or unenforceable by a court having valid jurisdiction in an unappealed final decision to which we are a party, you agree to be bound by any lesser agreement imposed by or resulting from the court order as if the resulting agreement were separately stated in and made a part of this Paragraph 5(d).

(4) You acknowledge that we will have the right, in our sole discretion, to reduce the scope of any agreement in this Paragraph 5(d) without your consent, effective immediately upon notice to you, and you agree to promptly comply with any agreement as so modified.

(5) You agree that the existence of any claims you may have against us, whether arising under this Agreement or otherwise, will not constitute a defense to the enforcement by us of this Paragraph 5(d).

(6) You acknowledge that any breach of any of the terms of the covenant contained in Paragraph 5(d) will result in irreparable injury to us and that we are entitled to injunctive relief to prevent any such breach.

6. Effective Date.

(a) Commencement of Obligations. Your and our rights and obligations derived from the grant of the franchise and the right to become part of the 7-Eleven system of franchisees (including those set forth in Paragraphs 7(a), 8, 10, 11, 12, 14, and 17) will begin as of the Effective Date. All of your and our other rights and obligations (including, without limitation, those in Paragraphs 4, 5, 6, 7(b), 18, 19, 25, 26, 27, and 28) will become effective as of the date that the last party executes this Agreement.

(b) Conditions to Occurrence of Effective Date. We agree to use our best efforts to make the Store available to you within a reasonable time. However, you agree that, in order for the Effective Date to occur, all of the following conditions must be met to our sole satisfaction on or before the date the Store becomes available: (1) you and any of your trainees must be certified by us as having satisfactorily completed the initial training program; (2) you will have paid us all amounts that you owe to us under this Agreement; (3) all licenses, permits, and bonds required by applicable laws or regulations or by us for the operation of the Store (or any portion of the Store) must be available and, where possible, obtained; (4) you will not have granted a security interest in the Collateral or the franchise to anyone except us or our Affiliate; (5) you will not have made any misrepresentation to us in connection with obtaining the 7-Eleven Store franchise; and (6) you will not have taken any action that would be, or is, a breach of this Agreement.

(c) Failure to Meet Conditions for Effective Date to Occur. If (1) you fail to meet any of the conditions contained in Paragraph 6(b); (2) the Store is not available within ninety (90) days after you satisfactorily complete initial training; or (3) the Effective Date does not occur within one hundred-twenty (120) days after the date you and we signed this Agreement (or, if the Store is under construction, within thirty (30) days after the completion date, if such date is later than one hundred-twenty (120) days after you and we signed this Agreement), then, except for your post-termination obligations and Paragraph 5, this Agreement will not become effective and will be null and void and of no further force or effect, unless you and we agree in writing otherwise. If this Agreement does not become effective as provided in this Paragraph 6(c) through no fault of yours, then we agree to refund the Down Payment and the Franchise Fee to you, without interest, minus any amount you owe us as provided in this Agreement.

7. License.

(a) Grant of License. As of the Effective Date, we grant to you, upon the terms and conditions in this Agreement, the right and license, and you accept the right and obligation, to operate a 7-Eleven Store at the Store location identified in Exhibit A in accordance with this Agreement under the Service Mark, Related Trademarks, and the 7-Eleven System and to use the Trade Secrets and the Proprietary Products in connection with the operation of the Store.

(b) Reserved Rights. You agree that this Agreement does not grant you any exclusive or protected territory. You further acknowledge that we are not obligated to grant any additional franchises to you. This Agreement does not grant you the right or license to operate the Store or to offer or sell any products or services offered and sold by 7-Eleven Stores at or from any location other than the Store location identified in Exhibit A or through any other channel or method of distribution other than a 7-Eleven Store, including by or through the Internet or similar electronic media. You agree that we and our Affiliates retain all other rights, including the right to establish and operate, and to grant others the right to establish and operate, convenience or other stores under the Service Mark and Related Trademarks, any trade names, and other service marks and trademarks, at any site other than the Store location, including sites that are adjacent or proximate to the Store location. We and our Affiliates also retain the right to offer and sell, and grant others the right to offer and sell, any products and services similar or dissimilar to those offered by 7-Eleven Stores, whether identified by the Service Mark, Related Trademarks or by other trademarks, trade names or service marks, through any other channel or by any other method of distribution, including by or through the Internet or similar electronic media, on any terms and conditions we deem appropriate. If we decide to subcontract to you (and you agree to accept) certain of our obligations in connection with the sale of products and/or services over the Internet, we will compensate you for your efforts to fulfill those obligations in a reasonable amount to be mutually agreed upon by you and us.

8. Lease.

(a) Lease of Store and 7-Eleven Equipment; Use of 7-Eleven Equipment.

(1) Beginning on the Effective Date, we lease the Store and 7-Eleven Equipment to you solely for the operation of a franchised 7-Eleven Store pursuant to this Agreement and in accordance with the 7-Eleven System. You agree to comply with all local, state and federal laws, statutes, regulations, ordinances, and rules of any applicable governmental entity with respect to the operation, use, repair and possession of the Store and the 7-Eleven Equipment.

(2) If we currently own the Store, we may sell the Store and lease it back or enter into other similar transactions in connection with a financing of the Store or the improvements. If we currently lease the Store, then the Lease to you is a sublease and certain provisions of the master lease are included on Exhibit A. If we are not currently leasing the Store but we lease it in the future, the Lease to you will be a sublease, and we will amend Exhibit A to summarize certain provisions of the master lease. You agree to comply with all terms and provisions of the master lease referred to in Exhibit A and not cause a breach of any such master lease. We reserve from the Lease and/or common area such portions thereof, if any, as we may elect to use for: the installation of banking or other similar equipment, attended or self-service gasoline, attended or self-service car washes, a photo kiosk, signs or bill boards, or telecommunications towers and other telecommunications equipment of any type, and any additional areas that we consider necessary for the installation, maintenance, repair, and operation of related equipment. You agree to give us unobstructed non-exclusive rights to enter and exit in connection with these reserved rights. Unless otherwise provided in a separate agreement between you and us or our Affiliate or an amendment to this Agreement, we will credit to your Open Account an amount equal to the rentals and similar fees we receive for use of any portion that we reserve from the Lease, after deducting from such rentals and similar fees the amount determined by multiplying the rentals and similar fees by the percentage used to calculate the 7-Eleven Charge. You agree that we may remodel the Store at any time in accordance with one of our remodel programs and that you cannot remodel the Store without our prior written consent.

(3) If we currently own the 7-Eleven Equipment, we may sell it and lease it back or enter into other similar transactions in connection with a financing of the 7-Eleven Equipment. If we currently lease the 7-Eleven Equipment, then the Lease to you is a sublease, and certain provisions of the master lease are included on Exhibit B. If we are not currently leasing the 7-Eleven Equipment but we lease it in the future, then the Lease to you will be a sublease, and we agree to amend Exhibit B to summarize certain provisions of the master lease. You agree to comply with all terms and provisions of the master lease referred to in Exhibit B and not cause a breach of any such master lease. We may, at our option, remove or replace any of the 7-Eleven Equipment or add new 7-Eleven Equipment, including cash registers and point of sale computers and 7-Eleven Equipment of a type or category other than currently exists. Any new or additional 7-Eleven Equipment will be added to the list of 7-Eleven Equipment on Exhibit B or we agree to otherwise provide you with electronic or written notice of such changes to the 7-Eleven Equipment. You agree to, at all times use, as we require, all 7-Eleven Equipment currently in the Store or that we add to the Store. We may provide you with replacement Equipment if certain Equipment is damaged or becomes inoperable. If you fail to promptly return the damaged or inoperable equipment to us, we may charge you for the cost of the replacement Equipment by debiting your Open Account.

(4) You may not modify, alter, remodel or add to the Store or 7-Eleven Equipment or discontinue using any of the 7-Eleven Equipment required under the 7-Eleven System without first obtaining our written consent.

(b) Third Party Beneficiary. You are not a third-party beneficiary of, and will have no right directly or independently to enforce, any master lease. Such rights are reserved to us to exercise in our sole discretion on a case by case basis. We are not assigning to you any rights of exclusivity or non-competition or any other rights or remedies under any master lease, and we may elect to enforce, or not to enforce, our rights under any master lease (including rights of exclusivity and non-competition), in our sole discretion. In the event we elect to enforce such rights, any proceeds paid to us as a result will be first applied to reimburse us for our attorneys’ fees and costs incurred. Any remaining proceeds resulting from a finding in our favor with respect to breaches of exclusivity or non-competition covenants in the master lease will be credited to your Open Account after deducting from such proceeds the amount determined by multiplying the remaining proceeds by the percentage used to calculate the 7-Eleven Charge. However, our agreement to share proceeds resulting from our enforcement of such provisions in any master lease does not imply that you have any rights or remedies under the master lease.

(c) DISCLAIMER OF WARRANTIES. YOU AGREE TO TAKE ALL OF THE STORE AND 7-ELEVEN EQUIPMENT LEASED UNDER THIS AGREEMENT IN “AS-IS” CONDITION, WITH ALL FAULTS AND DEFECTS, SUBJECT TO THE MASTER LEASE, IF ANY, AND ALL DOCUMENTS OF RECORD AFFECTING THE STORE AND THE 7-ELEVEN EQUIPMENT. WE MAKE NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE STORE AND THE 7-ELEVEN EQUIPMENT, INCLUDING WARRANTIES OF HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT, NON-DISTURBANCE, INTERFERENCE OR INFRINGEMENT.

(d) Condemnation Awards. We will be entitled to all awards paid in connection with any condemnation affecting the Store and, to the extent necessary to effectuate this provision, you assign to us all rights in any condemnation award to which you may be entitled, whether for loss of profits, goodwill, moving expenses, loss of leasehold or otherwise. Any proceeds from a condemnation award paid to us will be first applied to pay our attorneys’ fees and costs incurred. Provided you do not Transfer or receive a Refund pursuant to Paragraph 26(e), any remaining condemnation award proceeds specifically attributed to the “goodwill of the Store as a going concern” will be credited to your Open Account after deducting from such proceeds the amount determined by multiplying the remaining proceeds by the percentage used to calculate the 7-Eleven Charge.

(e) Breach of Lease. You and we intend to create only a landlord-tenant/lessor-lessee relationship with respect to the Lease provided herein. If you breach this Agreement, then we will be entitled (in addition to any other rights under this Agreement) to invoke all judicial and other rights and remedies available to a landlord or lessor, at law or in equity, including summary proceedings for possession of leased property; the right to appointment of a receiver or similar remedies; and/or the right to terminate, cancel, or declare a forfeiture of this Lease. If you receive notice of breach, non-renewal or termination from us and you fail to vacate the Store and surrender the 7-Eleven Equipment prior to the effective date of termination stated in the notice, then you will be deemed to be a tenant at sufferance and a trespasser, you agree to immediately vacate and surrender the Store and the 7-Eleven Equipment, and you will not be entitled to any notice to quit or vacate.

9. Term. Unless sooner terminated as provided in Paragraph 26, the Term of this Agreement will end at the earlier of (i) fifteen (15) years from the Effective Date or (ii) the expiration of our master lease, if any, for the Store premises (subject to your Transfer or Refund rights, if any, as set forth in Paragraph 26(e)).

10. 7-Eleven Charge.

(a) 7-Eleven Charge. You agree to pay us the 7-Eleven Charge for the License, the Lease and our continuing services. The 7-Eleven Charge is due and payable each Collection Period with respect to the Receipts from that Collection Period at the time the deposit of those Receipts is due. We may reconcile the 7-Eleven Charge account reflected in the Financial Summaries on a monthly or other periodic basis. At the reconciliation, we may make appropriate adjustments for changes in hours of operation or other items necessitating an adjustment to the total 7-Eleven Charge for the Accounting Period or any portion thereof. You may not withhold Receipts or prevent payment of the 7-Eleven Charge to us on the grounds of the alleged non-performance or breach of any of our obligations to provide services to you or any other obligations to you under this Agreement or any related agreement.

(b) Adjustment to 7-Eleven Charge for Failure to Meet Recommended Vendor Purchase Requirement. If at any time during the Term of this Agreement we determine based upon data available to us (“Determination Date”) that your total Purchases of all products, and, separately, total purchases of cigarettes, do not meet the Recommended Vendor Purchase Requirement for any consecutive three (3) full Accounting Periods, you agree that we may unilaterally amend this Agreement to increase the percentage used to calculate your 7-Eleven Charge by two (2) percentage points for the Accounting Period next following the Determination Date, regardless of whether you meet the Recommended Vendor Purchase Requirement for such Accounting Period. For example, if 50% was used to calculate your 7-Eleven Charge before the increase, 52% will be used to calculate your 7-Eleven Charge after the increase. After the Accounting Period in which the increased percentage is applied, the percentage previously used to calculate the 7-Eleven Charge may be reinstated; provided, however, that such percentage may be increased again pursuant to this Paragraph 10(b) if you fail to meet the Recommended Vendor Purchase Requirement for any other consecutive three (3) full Accounting Periods during the Term.

(c) Adjustment to 7-Eleven Charge upon Declaration of Invalidity of Certain Provisions. If any part of Paragraphs 15, 16 and/or 22 is declared invalid by a court of competent jurisdiction and we do not terminate this Agreement under Paragraphs 31(e) and 26(a)(8), then you agree that we may unilaterally amend this Agreement to increase the percentage used to calculate your 7-Eleven Charge by two (2) percentage points for the remainder of the Term of this Agreement. If we elect to terminate this Agreement under Paragraphs 31(e) and 26(a)(8), we will offer you a different 7-Eleven franchise agreement, which you do not have to accept, with a term equal to the term then-remaining under this Agreement, the terms of which will take into account the current economic situation, the effect of the court’s final decision, and such other factors as we deem appropriate.

If we adjust your 7-Eleven Charge pursuant to Paragraph 10(b) or 10(c) above, then you will continue to pay the Advertising Fee pursuant to Paragraph 22(a) during the period of the adjustment. If we adjust your 7-Eleven Charge pursuant to Paragraph 10 (c) above, then you will continue to pay the Advertising Fee if allowed by the Court’s decision.

11. Your Draws. Provided that you are not in breach of this Agreement, we agree to: (a) pay to you every week an amount equal to the Weekly Draw indicated in Exhibit D; (b) within approximately ten (10) Business Days after the end of each Accounting Period, notify you of the available Monthly Draw and Excess Investment Draw for such Accounting Period; and (c) within ten (10) days after we receive your written request for the available Monthly Draw and/or Excess Investment Draw, pay to you the amount of the available Monthly Draw and/or Excess Investment Draw that you specified in your request, such amount not to exceed the greater of the available Monthly Draw or Excess Investment Draw.

12. Bookkeeping and Financial Matters.

(a) Bookkeeping; Inspection of Records. We have the right to maintain Bookkeeping Records with respect to your operation of the Store as part of our records. You may perform or obtain any additional bookkeeping you wish. Either party may inspect records of the operation of the Store prepared or obtained by the other party where the records are maintained during normal business hours.

(b) Deposits; Cash Payments for Daily Purchases/Operating Expenses.

(1) You agree to:

(i) properly prepare and date the Cash Report and submit it on time;

(ii) deposit all Receipts into Store safes or other currency control devices as designated by us before depositing such Receipts in the Bank or night depository we designate;

(iii) deposit the Receipts for each Collection Period within twenty-four (24) hours after the end of the Collection Period in the Bank or night depository we designate, except for cash you spend from that day’s Receipts for Purchases or Operating Expenses paid on that day, provided that you properly report, and provide us with invoices related to, such cash expenditures for Purchases and/or Operating Expenses; and

(iv) deliver to us, at the times we specify, written verification by the Bank of the deposit (this verification must be dated as of the next day the bank is open for business immediately following the end of the Collection Period).

(2) If we request, you agree to deliver the Receipts (except for authorized and documented cash expenditures for Purchases and Operating Expenses) to us rather than depositing the Receipts in the Bank. We have the right at any time to require that you cease paying for Purchases and/or Operating Expenses with cash out of the Receipts or limit those Purchases and/or Operating Expenses that you are permitted to make with cash out of the Receipts.

(3) You understand and agree that we may withdraw or use for our benefit any amounts you deposit in the Bank or deliver to us at any time, without paying any interest or other compensation to you. You agree that we have the right to apply Receipts first to the payment of the 7-Eleven Charge and then to amounts that we pay on your behalf. We will pay interest on credit balances in the Open Account as specified by Paragraph 13(c).

(c) Reports and Other Bookkeeping Information.

(1) You agree to prepare and furnish to us, on forms, at times (including at each courier pick-up), and in the manner (including submission in an electronic format) that we require:

(i) daily summaries of Purchases;

(ii) daily reports of Receipts;

(iii) time and wage authorizations for your Store employees on a weekly or other periodic basis that we require;

(iv) all information we request regarding the vendors from which you make purchases;

(v) actual sales data; and

(vi) all additional reports that we may reasonably require from time to time.

(2) We may require you to prepare or furnish any required reports using in-store computers, cash register equipment or other types of equipment in the Store.

(3) You agree to deliver or furnish to us, with the frequency and at the times we require, copies of bank drafts, vendor and other receipts, invoices for Purchases, and receipts and bills for Operating Expenses. You also agree to keep us currently advised electronically or in writing, as we specify, of all your actual retail selling prices (which you alone will set) and of all discounts, allowances, and/or premiums you receive. In addition, you agree to use electronic equipment we provide to order, check-in and scan all products that are capable of being handled in those ways. You further agree to keep (for such time period that we specify from time to time, such time period not to exceed seven (7) years) and make available to us any records, electronic documents, or other documents relating to the operation of the Store that we request you to retain and/or make available. You acknowledge that we are relying on the accuracy of all information you and your employees provide, including all payroll information. You agree that all information that you and your employees provide will be truthful, accurate, complete, and in compliance with all applicable laws and with all policies or requirements we implement from time to time, provided that any changes in policies or requirements will not change the fundamental requirements of Paragraph 12(c)(1). A further description of bookkeeping practices to be used at the Store and our bookkeeping dispute resolution procedures are included in the On-Line Systems Support Guide; however, such bookkeeping dispute resolution procedures do not supercede the dispute resolution provisions contained in Paragraphs 29 and 30, and we are not required to comply with such bookkeeping dispute resolution procedures as a condition to the exercise of our rights under Paragraphs 29 and 30.

(d) Electronic Invoices. If we have an arrangement with any of your vendors to pay for Purchases through Electronic Invoices, you agree not to pay, or request that we pay, such vendors in any manner other than through Electronic Invoices in accordance with our requirements related to Electronic Invoice payments.

(e) Financial Summaries and Assistance That We Provide You. If you are not in Material Breach of this Agreement, we agree to: (1) provide you with Financial Summaries; (2) pay, on your behalf and in accordance with the vendors’ payment terms, after you approve and submit them to us, bank drafts and invoices for Purchases (as verified by the vendor statements or the appropriate vendor), bills for Operating Expenses and the payroll for your Store employees; provided, however, that we have the right to immediately pay all Electronic Invoices upon receipt and without your prior approval, subject to your right to dispute the accuracy of such Electronic Invoices with the vendor after payment; (3) pay you draw checks as provided in Paragraph 11; and (4) assist you in preparing and filing your business tax reports and returns (except your income tax, related personal tax returns, and governmental census reports) to the extent the information is available from the Bookkeeping Records. You authorize us to collect discounts and allowances that were not already deducted from invoices, and to charge you for the market value of any premiums you receive based upon Purchases. You acknowledge that we may prepare Interim Financial Summaries at any time.

(f) 7-Eleven Store Information System. You agree to use the 7-Eleven Store Information System in connection with your operation of the Store in accordance with our requirements. You agree that we own all information and data compiled by or stored in the 7-Eleven Store Information System, and that we will have electronic access to, and the right to use in any manner we elect (including selling and retaining all proceeds from such sales) the information compiled and managed by or stored in the 7-Eleven Store Information System or any other store information systems used at or by the Store at the times and in the manner that we specify. You may not in any way use or disclose all or any part of the information or data compiled by or stored in the 7-Eleven Store Information System, except in connection with your operation of the Store and as needed to effectively work with your Store suppliers. You may not sell all or any part of the information or data compiled by or stored in the 7-Eleven Store Information System to any individual or entity.

13. Open Account; Financing; and Minimum Net Worth.

(a) Open Account. As part of the Bookkeeping Records, we agree to establish and maintain an Open Account for you. You agree to pay us any unpaid balance in the Open Account upon expiration or termination of the Agreement or earlier as provided in Paragraph 13(b). We will debit all Purchases, Operating Expenses, draw payments to you and amounts you owe us which relate directly or indirectly to the operation of the Store to the Open Account for the Accounting Period in which we receive invoices, reports or other information with respect to such Purchases, Operating Expenses and amounts you owe us, regardless of when we pay such amounts for you. We will debit the difference between the Down Payment and the unpaid balance on your initial investment to the Open Account. We will credit all Receipts to the Open Account for the Accounting Period in which the Cash Report relating to those Receipts is dated, provided that you properly deposit those Receipts in the Bank, deliver them to us, or otherwise properly account for them as provided in this Agreement. We may also credit any amounts we owe you to the Open Account. We will compute the balance in the Open Account in the manner we consider appropriate on a monthly basis or at any time during an Accounting Period that we consider it necessary. We will show the Open Account balance in the Financial Summaries or Interim Financial Summaries that we prepare for each Accounting Period (or any portion thereof).

(b) Financing. We agree to finance any unpaid balance in the Open Account as a loan to you, provided that (1) you are not in Material Breach of this Agreement; (2) you have granted us, and we continue to have, a first lien on the Collateral; and (3) you have executed a Security Agreement and financing statements (including any renewal or continuation financing statements that we require). If at any time there has been a Material Breach by you or we believe that any of the conditions set forth above are not met or if we reasonably believe that our security interest is threatened, we may discontinue the financing described above. If we do so, you agree to immediately pay us the unpaid balance in the Open Account.

(c) Interest. If we provide financing on the unpaid balance in the Open Account as described above, then the amount of the unpaid balance in the Open Account at the beginning of each Accounting Period will bear interest for the number of days in the then-current Accounting Period at the rate specified in Exhibit D. If there is a credit balance in the Open Account at the beginning of any Accounting Period, then the amount of the credit balance will bear interest for the number of days in the then-current Accounting Period at the rate specified in Exhibit D. We will credit or debit, as applicable, to the Open Account an amount equal to the accrued interest. However, at our sole option, we may limit the credit balance amount in the Open Account upon which we will pay interest to you upon notice to you. Any such notice will be effective three (3) days after we send such notice to you, and such notice will advise you of your right to withdraw the full current credit balance in the Open Account. We will pay you interest as determined under this Paragraph 13(c) on the current credit balance until the notice is effective.

(d) Minimum Net Worth. You agree to maintain at all times during the Term of this Agreement a Minimum Net Worth of at least fifteen thousand dollars ($15,000). If you operate more than one (1) franchised 7-Eleven Store, you agree that we may transfer Net Worth in excess of the Minimum Net Worth in one (1) of your 7-Eleven Stores to another of your 7-Eleven Stores which has a Net Worth below the Minimum Net Worth, or directly to us if the other Store’s Franchise Agreement is terminated or expires and there was an unpaid balance in the Open Account at the time of termination or expiration.

14. Audit Rights. We agree to conduct at least one (1) Audit each calendar quarter or in any other three (3) month period that we designate. If you request, we will conduct additional Audits for a fee equal to the cost of conducting the Audit. In addition to our Audit rights, you may engage a reputable, qualified third-party to conduct Audits of the Store upon twenty-four (24) hours prior written notice to us. We have the right, at our option, to enter the Store and conduct Audits: (1) during hours that the Store is required to be open upon seventy-two (72) hours notice or (2) at any time and without notice (a) after we learn of a Robbery, Burglary, theft, mysterious disappearance of Inventory, Receipts and/or all or any portion of the Cash Register Fund, or casualty; (b) if you fail to properly account for Receipts or report Purchases and/or Operating Expenses within the time periods provided for in this Agreement; (c) if Net Worth is less than the Minimum Net Worth required under Paragraph 13(d); or (d) if the last Audit we conducted reflects an Inventory Overage or Inventory Shortage of more than one percent (1%) of the Retail Book Inventory. You and we acknowledge that accurate Audits may be made while the Store is open for business. You agree that, if you operate more than one (1) franchised 7-Eleven Store, and we are properly conducting an Audit at one (1) of your Stores, then we have the right to simultaneously conduct Audits of all of your 7-Eleven Stores, regardless of whether the conditions for Auditing your other 7-Eleven Stores have been met. Both parties shall receive copies of the report on each Audit. Audits shall be binding twenty-four (24) hours after receipt of such report unless either party gives notice that such party believes the Audit to be incorrect. If such notice is given, either party may cause a re-Audit to be performed within twenty-four (24) hours. If any such re-Audit conducted for you becomes binding and results in an adjustment in any Inventory Shortage or Inventory Overage reflected by the last Audit of more than 1% of the Retail Book Inventory, we agree to bear the reasonable cost of such re-Audit.

15. Merchandising and Inventory; Recommended Vendors.

(a) Initial Inventory. On or before the Effective Date, we agree to: (a) procure the initial Inventory which you will purchase for its Cost Value, except in the case of consigned merchandise; (b) debit your Open Account for any prepaid Operating Expenses; (c) help you clean and stock the Store; and (d) provide other services to prepare the Store to open for business.

(b) Ongoing Inventory and Categories. After the Effective Date, you agree to at all times during the Term of this Agreement carry at the Store all Categories of Inventory that we specify. You may delete any Category if such Category does not meet sales goals that we establish, provided that you obtain our prior written consent, which consent will not be unreasonably withheld. You agree to carry, use and offer for sale at the Store only the Inventory and other products that are consistent with the type, quantity, quality, and variety associated with the 7-Eleven Image and as we specify in the Agreement. You agree to comply with all of our standards and specifications for all Inventory, including Proprietary Products and other products and services carried, used or offered for sale at the Store.

(c) Proprietary Products. You agree that we have developed and may develop for use in the 7-Eleven System certain Proprietary Products all of which are proprietary to us and which are our Trade Secrets. You acknowledge the importance of the Proprietary Products to the 7-Eleven System, and agree to maintain in the Store at all times a Reasonable and Representative Quantity of all Proprietary Products listed in Exhibit G or otherwise in writing. We may change the Proprietary Products that you are required to offer from time to time upon reasonable notice (delivered in electronic or other form) to you either by unilaterally modifying Exhibit G or by otherwise providing you with written notice of the change in the Proprietary Products that you are required to offer. Effective beginning thirty (30) days after we notify you of the change, you agree to carry and offer for sale the new or modified Proprietary Products.

(d) Product Packaging and Display. If we require that a product (including a Proprietary Product) be sold in a standardized container or special packaging (including a container or package that bears the Service Mark), or be sold using certain display cases, equipment, or other related components (including bags and napkins), you may use only the standardized containers, packaging, display cases, equipment and other components that conform to the type, style and quality we specify and that bear any distinctive identification we may designate. You agree to properly account for these items as required by this Agreement and to carry all components designated by us as necessary for any Proprietary Product. You may use containers, packaging, display cases, equipment and related components designated for use in connection with designated Proprietary Products only in connection with the offer, sale or promotion of designated Proprietary Products, unless you obtain our prior written permission.

(e) Nationally/Regionally Promoted Products and Exclusive Products. You agree to carry at the Store a Reasonable and Representative Quantity of all designated (i) nationally or regionally advertised or promoted products that are supported by electronic or published media and (ii) products that are exclusive to 7-Eleven in the convenience store channel. You agree to carry the products specified in (i) and (ii) above during the entire duration of the national or regional advertising or promotional campaign or period of exclusivity, as applicable. Notwithstanding the foregoing, you may discontinue carrying any nationally or regionally advertised or exclusive products if such products do not meet sales goals that we establish and you follow the process we establish for determining whether the items meet such goals. The method for determining sales goals and the process for deletion for such products will be included in the On-Line Systems Support Guide. This Paragraph 15(e) shall not apply to Proprietary Products.

(f) Suggested Retail Selling Prices. We may suggest retail selling prices for Inventory items and services that you offer at your Store. You have no obligation to sell Inventory items and services at our suggested retail selling prices, but you agree to accurately and timely report to us your actual retail selling prices as required by this Agreement.

(g) Vendor Requirements.

(1) You agree to purchase your Inventory and other products and services only from Bona Fide Suppliers. Except for shares in publicly-traded companies, you agree not to have or maintain any ownership or voting interest in any vendor from which your Store purchases Inventory, unless we otherwise consent in writing.

(2) You agree to at all times during the Term purchase at least eighty-five percent (85%) of your total Purchases and, separately, eighty-five percent (85%) of your cigarette purchases, both computed monthly at cost, from Recommended Vendors in compliance with the Recommended Vendor Purchase Requirement, which is further defined in Exhibit E.

(3) You acknowledge the value, importance, and benefits to the 7-Eleven System of a uniform method and close control of production, distribution, and/or delivery of Proprietary Products. You agree to purchase all of your requirements for such Proprietary Products solely from or through a source (including manufacturers, wholesalers, and distributors) we designate or from us. You agree not to offer or sell at the Store any products which directly compete with the Proprietary Products we designate as exclusive, unless you obtain our prior written consent.

(h) Recommended Vendor Procedure. If you want a Bona Fide Supplier who is not currently a Recommended Vendor to become a Recommended Vendor, you or the Bona Fide Supplier must submit to us a written request for approval and comply with the Recommended Vendor procedure set forth in this Paragraph 15(h). Upon our receipt of your request to have a Bona Fide Supplier become a Recommended Vendor, we agree to review the qualifications of the Bona Fide Supplier, after submission of all necessary data and adequate cooperation, to determine whether the Bona Fide Supplier meets our reasonable business and related requirements for a Recommended Vendor. We reserve the right to determine, in our sole discretion, whether a Bona Fide Supplier meets the necessary requirements to become a Recommended Vendor. The process for Recommended Vendor approval and the general requirements a Bona Fide Supplier must meet to become a Recommended Vendor are set out on the 7-Eleven Intranet. We reserve the right to revoke our approval of a Bona Fide Supplier as a Recommended Vendor if the Bona Fide Supplier fails to continue to meet any of our then-current criteria. We are not required to approve any particular Bona Fide Supplier as a Recommended Vendor. We will provide you with at least fifteen (15) days’ notice of any new Recommended Vendors from which you must purchase.

(i) Designated Service Vendors. We may require you to use only designated vendors that provide equipment as an integral part of certain services that are offered at your 7-Eleven Store, including pay telephone services, automated teller machines (ATMs), and other financial and/or electronic services. You agree to comply with our reporting requirements with respect to such services and revenue derived from the sale of such services, as those requirements may be modified from time to time.

(j) Our Vendor Negotiating Practices and Treatment of Discounts and Allowances.

(1) In negotiating our contracts with Recommended Vendors and manufacturers (in either case “Vendor”) for products and services sold in 7-Eleven Stores, we will take the following steps:

(i) We agree to make a commercially reasonable effort to obtain the lowest cost for products and services available from such Vendor to 7-Eleven Stores on a Market Basket Basis by identifying all available discounts, allowances and other opportunities for price adjustments.

(ii) We will then determine whether or not to accept any discounts, allowances and other opportunities for available price adjustment by:

•	evaluating the limitations, restrictions and conditions placed on the adjustment by the Vendor, and

•	taking into consideration whether the nature and requirements of a particular Vendor’s offer is consistent with our business concept and strategies.

If we decide to accept an allowance, we will ask the Vendor to lower the cost for products and services available from such Vendor to 7-Eleven Stores in lieu of providing the allowance. If the Vendor advises us that it will not lower the cost of its products and services and we decide to accept the allowance, we will do so according Paragraph 15(j)(1) (iii) through (vi).

(iii) If cooperative advertising allowances are available from the Vendor and the Vendor advises us that it will not lower the cost of its products and services to 7-Eleven Stores in lieu of providing such cooperative advertising allowances, then we will accept and use such cooperative advertising allowances as designated by the Vendor.

(iv) If there are any other allowances available from the Vendor and the Vendor advises us that it will not lower the cost of its products and services to 7-Eleven Stores in lieu of providing such allowances, then we will request that the Vendor provide such allowances as cooperative advertising to be used as designated by the Vendor.

(v) If the Vendor advises us that it will not provide such other allowances as cooperative advertising, then we will accept and use such allowances as designated by the Vendor.

(vi) We will request from the Vendor written confirmation that the Vendor will not lower the cost of its products and services to 7-Eleven Stores in lieu of providing any available allowances.

(vii) We will use commercially reasonable efforts to include in all of our contracts with Recommended Vendors provisions for minimum standards for in-stock rates, assortment, delivery time windows, quality standards, customer assistance and other standards designed to assist the Store, as well as incentives for the Recommended Vendor for meeting the standards and penalties for failure to comply with such standards.

(2) Anything in this Paragraph 15(j) or Exhibit J to the contrary notwithstanding, we will treat all discounts and allowances in the manner provided for in the definition of Cost of Goods Sold set forth in Exhibit E.

(k) Review of Vendor Negotiating Practices and Treatment of Discounts and Allowances. Beginning January 1, 2005, we agree to pay the reasonable costs, up to a total of $75,000 per calendar year, incurred by the Franchisee Selection Committee (defined in Exhibit J) in relation to the retention of an independent third party (“Third Party Reviewer”) as provided in Exhibit J and for the conduct of the review contemplated by Exhibit J, each in accordance with the procedures set forth in Exhibit J. You agree that (i) the dispute resolution procedures set forth in Exhibit J are the exclusive procedures for resolving any disputes relating to or arising from our undertaking under Paragraph 15(j)(1)

and (2); (ii) the review process contemplated by this Paragraph 15(k) shall be the sole remedy for any breach or alleged breach of Paragraphs 15(j) and (k); and (iii) in no event will you be entitled to recover monetary damages or equitable relief for our failure to meet our obligations under Paragraph 15(j)(1) or under the definition of System Transaction Amounts in Exhibit E and the damages that you may be entitled to based upon our failure to meet our obligations under Paragraph 15(j)(2) are limited, all as provided in Exhibit J.

16. 7-Eleven Foodservice Standards.

(a) Compliance with 7-Eleven Foodservice Standards. You agree to operate the Store, including the Foodservice Facility, at all times in compliance with the 7-Eleven Foodservice Standards and in compliance with all applicable laws, regulations and codes, including the U.S. Food & Drug Administration Model Food Code.

(b) 7-Eleven Foodservice Standards Related to Fresh Foods. Without limiting the generality of Paragraph 16(a), you agree to comply with all of our merchandising and shelf life requirements with respect to Fresh Foods and to purchase Fresh Foods only from Recommended Vendors.

(c) Foodservice Certification Standards. Where required by applicable laws or regulations, you agree to cause all Store employees to be certified as qualified to work in the Foodservice Facility before they begin work there and prominently display the certificates evidencing each employee’s certification.

(d) Quality Inspections. We will have the right to enter the Store premises at any time during the times in which the Store is required to be open for the purpose of conducting inspections to determine whether the Store is in compliance with 7-Eleven Foodservice Standards. You agree to cooperate with our representatives in such inspections by rendering such assistance as they may reasonably request. You also agree to permit us to remove a reasonable number of samples of food or non-food items from the Store, without payment, subject to your ability to properly write off any such products, in amounts reasonably necessary for testing by us or an independent laboratory to determine whether such samples meet the 7-Eleven Foodservice Standards.

(e) Failure to Comply with 7-Eleven Foodservice Standards. If you do not comply with the 7-Eleven Foodservice Standards, including quality standards or other reasonable operating standards that we establish from time to time, we will give notice of the breach to you. If you do not cure the breach after notice and a reasonable opportunity to cure, we may perform (or have performed) any action necessary to remedy the breach. If we do so, we may debit your Open Account for the cost of curing the breach. If, after receiving two (2) previous notices of breach and opportunities to cure, within any five (5) year period you receive a third notice of breach, we may, at our sole option: (1) remove the entire Foodservice Facility or portions of the Foodservice Facility, as we consider appropriate, from the Store and debit your Open Account for the cost of this removal and of restoring the Store to its previous condition and/or (2) pursue all other remedies available to us under this Agreement, including termination of this Agreement pursuant to Paragraph 26. However, if in our opinion your breach involves a failure to comply with any of the 7-Eleven Foodservice Standards which are intended to protect the health or safety of persons or of any federal, state, or local health regulations (including the U.S. Food & Drug Administration Model Food Code), or constitutes a threat to any person, then we may require you to immediately stop serving any or all items from the Foodservice Facility, and you will not be permitted to resume offering or selling such items until you have cured the breach to our sole satisfaction.

17. Our Indemnification. Except as otherwise provided in this Agreement,

(a) We agree to be responsible for all fire and casualty loss or damage to the Store building (specified in Exhibit A) and 7-Eleven Equipment (specified in Exhibit B) unless caused by your intentional acts or the intentional acts of your agents or employees.

(b) We agree to indemnify you for losses and damages related to the operation of the Store as provided in the 7-Eleven Contractual Indemnification in Exhibit C to this Agreement, unless such losses or damages are caused by your intentional acts or the intentional acts of your agents or employees. We may cancel this indemnification or change this indemnification and any related definitions one (1) time during each calendar year, or we may replace this indemnification with an insurance policy that we provide or a third-party provides on our behalf. Such cancellation, change, or replacement will be effective on the first day of the first Accounting Period following the thirtieth (30th) day after we give you notice of such cancellation, change, or replacement.

18. Your Indemnification; Insurance. You agree to be responsible for and indemnify us, our Affiliates, and our and their respective officers, directors, agents, representatives, employees, successors and assigns (collectively, the “7-Eleven Indemnified Parties”) from all losses arising out of or relating to your Store and its operation, except those specifically the responsibility of or indemnified by us. This indemnification will survive the expiration, termination, or transfer of this Agreement or any interest in this Agreement. You may obtain insurance to cover your indemnification obligation. Your total indemnification obligation to us will not exceed $500,000. You may also obtain insurance in addition to the contractual indemnification described in Exhibit C. You agree to notify us if you obtain any such insurance policy, and that policy will name us as an additional insured. We will have no obligation to process claims for you. If you have obtained such insurance, it will be primary, and our indemnity will be secondary to that insurance except for insurance coverage specifically endorsed to cover losses over and above the contractual indemnification. You agree to maintain worker’s compensation insurance, including employer’s liability coverage, with a reputable insurer or with a state agency, satisfactory to us, evidence of which will be deposited with us (if with an insurer, such evidence must reflect that the premium has been paid and that 30 days prior notice to us is required for any cancellation or change). You agree to promptly report to us all casualty losses and other events covered by indemnification or your insurance.

19. Your Additional Covenants. In addition to your other covenants and obligations contained in this Agreement, you agree to:

(a) maintain a high ethical standard in the conduct of the franchised business and in the operation of the Store;

(b) devote your best efforts to the business of the Store and to maximizing the Store’s sales and Gross Profit;

(c) make yourself available to meet with us at reasonable times, at our request;

(d) maintain the Store as a 24-Hour Operation, unless prohibited by law or we agree in writing to different operating hours;

(e) provide us access to the Store, 7-Eleven Equipment, Inventory, Receipts, Cash Register Fund, cash register readings, banking and other equipment readings (including readings from lottery equipment), money order blanks, bank drafts, and Store supplies at any time and for any period of time during the times in which the Store is required to be open;

(f) properly record all sales of Inventory at the time of sale at the retail prices you set and generally offer to customers of the Store;

(g) wear, and cause Store employees to wear, only the apparel, including neat and clean uniforms, approved by us while working in the Store;

(h) at all times, use the 7-Eleven Payroll System in accordance with our standards, unless we otherwise consent in writing;

(i) comply with and/or to assist us to the fullest extent possible in our efforts to comply with Anti-Terrorism Laws. In connection with such compliance, you certify, represent, and warrant that none of your property or interests is subject to being “blocked” under any of the Anti-Terrorism Laws and that you are not otherwise in violation of any of the Anti-Terrorism Laws. Any violation of the Anti-Terrorism Laws by you, or your employees or any “blocking” of your assets under the Anti-Terrorism Laws will constitute grounds for immediate termination of this Agreement and any other agreement you have entered with us or one of our Affiliates, in accordance with the termination provisions of this Agreement;

(j) not to, in any way, represent yourself to anyone, including the media, as our representative and not to make any comment to anyone purporting to be a comment about us or the 7-Eleven System as one of our representatives. You agree to at all times clearly identify yourself as one of our franchisees in any public statements about us or the 7-Eleven System;

(k) execute all license agreements or similar agreements with us or third parties required for the installation and/or use of computer hardware or software in connection with the operation of your Store; and

(l) authorize us to obtain from third parties all information regarding the operation of your Store (for example, information from state lottery agencies and vendors) and execute all documentation required to effectuate such authorization.

20. Maintenance and Utilities.

(a) Your Maintenance Obligations. Except to the extent we may expressly assume any of the following responsibilities in writing, you agree to be responsible for all maintenance, repairs, replacements, janitorial services and expenses relating to the Store and 7-Eleven Equipment, including: (1) maintaining the Store, 7-Eleven Equipment, other property in the Store and landscaped areas in a clean, attractive, orderly, safe, and sanitary condition and in good repair and operating condition, reasonable wear and tear excepted (2) replacing light bulbs, ballasts, vault doors, glass, and door closers on the Store and 7-Eleven Equipment; and (3) cleaning the Store interior, the parking lot and walk areas, including snow and ice removal.

(b) Maintenance Contracts.

(1) Except to the extent that we may expressly assume in writing any of the above responsibilities or that any master lease of the Store provides, you agree to obtain Maintenance Contracts with reputable firms for maintenance of the Store and 7-Eleven Equipment and, if we consider it appropriate or necessary, for the landscaped areas outside the Store. Provided, however, you agree to use and pay for maintenance and repair services for the 7-Eleven Store Information System that is provided by a vendor we designate from time to time. All other Maintenance Contracts must either (a) be the contracts available through us or (b) be contracts that we have approved in writing as provided in Paragraph 20(b)(2) below which cover services comparable to those provided under the contracts available through us. Maintenance Contracts must not include any maintenance services on the HVAC Equipment.

(2) For all 7-Eleven Equipment provided by us, except for the 7-Eleven Store Information System, if you do not use Maintenance Contracts available through us, you agree: (a) to provide us with a copy of each such Maintenance Contract that you propose to enter into, (b) to obtain our written approval of each such Maintenance Contract before you enter into any such Maintenance Contract, and (c) that such Maintenance Contracts must provide for the performance of services, including preventative maintenance services, comparable to those services available through us at the time the Maintenance Contract is entered into and must be with reputable, financially responsible firms, which (i) maintain adequate insurance and bonding; (ii) have personnel who are factory trained to service equipment that is the same or similar type as the 7-Eleven Equipment in the Store; and (iii) maintain tools and an adequate supply of parts for the 7-Eleven Equipment. Your Maintenance Contracts for landscaped areas outside the Store must be with reputable, financially responsible firms.

(c) Your Failure to Maintain the Store. If the Store, 7-Eleven Equipment or landscape is not maintained as required above and the condition continues for seventy-two (72) or more hours after we provide notice to you, or if the condition exists upon expiration or termination of this Agreement, then we will have the right to cause the maintenance to be performed at your expense and/or to obtain Maintenance Contracts for the Store and 7-Eleven Equipment and charge you for the maintenance.

(d) Maintenance Performed By or Through Us. When we consider it necessary during the Term of this Agreement, we agree to: (1) repaint and repair the interior and exterior of the Store; (2) replace 7-Eleven Equipment, including cash registers and point-of-sale computers; (3) replace plate glass in front windows and front doors; (4) repair the floor covering, exterior walls, roof, foundation, and parking lot; (5) maintain the structural soundness of the Store; and (6) maintain the HVAC Equipment. You hereby consent to the foregoing. We may charge you for any of the repairs or replacements contemplated by this Paragraph 20(d), if, in our reasonable opinion, your abuse or neglect makes them necessary.

(e) Utilities. We agree to pay for sewer, water, gas, heating oil and electricity for operation of the Store and to pay for all telephone lines used for the operation of the Store, except for the main telephone line at the Store, the cost of which is your expense.

21. Taxes. We agree to pay all real and personal property taxes related to the Store and 7-Eleven Equipment specified in Exhibits A and B. You agree to be solely responsible for, and must pay, all other taxes, including sales, inventory, payroll, occupancy, business and income taxes and personal property taxes related to the Store and any equipment at the Store other than the 7-Eleven Equipment provided by or through us.

22. Advertising.

(a) Advertising Fee.

(1) You agree to pay us the Advertising Fee in the same manner and at the same time as you pay us the 7-Eleven Charge in accordance with Paragraph 10. Advertising Fees become our property to be spent by us in accordance with Paragraph 22(a)(3) and are not held by us in trust.

(2) The amount of the Advertising Fee will be determined for each Accounting Period, as follows:

Base Period Gross Profit	Formula for Determination of Advertising Fee
More than $400,000	Gross Profit for the Accounting Period x 0.015 (1.5%)

$300,000 to $400,000	(Base Period Gross Profit x 0.045) - $12,000 X Base Period Gross Profit	Gross Profit for the Accounting Period
Less than $300,000	Gross Profit for the Accounting Period x 0.005 (.5%)

“Base Period Gross Profit” is defined in Exhibit E. If the Store has not been in operation for twelve (12) full months, then the average Gross Profit for all 7-Eleven Stores in the then-currently assigned 7-Eleven market or other Store unit group designated by us in which the Store is located for the twelve (12) months immediately preceding the current Accounting Period will be used to determine the Base Period Gross Profit for the first year of Store operations.

The following is an example of how the above formula for a Base Period Gross Profit of between $300,000 to $400,000 results in an Advertising Fee for a given Accounting Period: if Base Period Gross Profit equals $340,000, and the current Accounting Period Gross Profit equals $28,333.33, then the formula results in an Advertising Fee of $274.83, determined as follows:

$340,000.00 x 0.045 = $15,300 minus $12,000 = $3,300 $3,300 divided by $340,000 = .0097 (.97%) .0097 times $28,333.33 = $274.83

(3) We may arrange for all advertising of the 7-Eleven System, the Service Mark, the Related Trademarks, or merchandise sold in or services offered by 7-Eleven Stores, as we desire. We agree to spend the Advertising Fees we collect for Advertising Materials and Programs which may, in our sole discretion, be used for the general benefit of the 7-Eleven System, for local, regional, and/or national promotions, or for specific 7-Eleven Store(s). We agree to accept suggestions from 7-Eleven franchisees on the use of the funds collected as Advertising Fees. Provided, however, you agree that we have and will continue to have the sole and absolute right to determine how Advertising Fees will be spent, including the selection, direction and geographic allocation of Advertising Materials and Programs and the types of media utilized and that we and our Affiliates have no fiduciary obligation to you or to other 7-Eleven franchisees with respect to such determinations or expenditures of the Advertising Fees.

(4) We undertake no obligation to make expenditures of Advertising Fees which are equivalent or proportionate to a franchisee’s Advertising Fee payment or to ensure that any particular franchisee benefits directly or pro rata from such expenditures or from the Advertising Materials and Programs funded by the Advertising Fees.

(5) You agree that we have the right to pay or reimburse our expenses of creating, developing, maintaining and administering Advertising Materials and Programs from the Advertising Fees; provided, however, that we agree not to use the Advertising Fees to pay or reimburse ourselves for any internal costs for administering Advertising Materials and Programs or for any in-house advertising agency costs. You further acknowledge that company-operated Stores or other 7-Eleven franchisees may not be required to pay an Advertising Fee, and you agree to pay the Advertising Fee notwithstanding the payment by other 7-Eleven franchisees or company-operated Stores of greater, lesser or no Advertising Fees.

(6) We agree to advise you annually of Advertising Fee receipts and our advertising expenditures, including in what markets the sums were spent and the type of advertising done, all in the form and manner which we determine in our sole discretion to be appropriate. We are not required to audit the receipts and expenditures of the Advertising Fees or any portion thereof. We will annually advise you of the total amount of our advertising expenditures that are allocated to the Company-operated stores.

(b) Local Advertising/Advertising Approval. In addition to your payment of the Advertising Fee, you may engage in any local print, radio or television advertising you wish if that advertising accurately portrays the Service Mark, the Related Trademarks and/or the 7-Eleven System, does not jeopardize the 7-Eleven Image, pertains only to the operation of your Store, is in compliance with all applicable laws, and does not breach any agreement binding on you or us. However, you agree to obtain our written approval before engaging in any advertising or display of the Service Mark or the Related Trademarks if the proposed advertising materials have not been prepared by us or previously approved by us during the twelve (12) month period preceding their proposed use. You agree to submit any unapproved advertising materials to us, and we agree to approve or disapprove such materials within a reasonable time of our receipt of the materials. You may not use any unapproved advertising materials that display Service Mark or the Related Trademarks. You agree to promptly discontinue the use of any advertising materials, whether or not we have previously approved them, upon notice from us. Our advertising approval procedure is set forth in the On-Line System Support Guide.

(c) Internet Promotion. We expressly reserve the right to promote and display all forms of the Service Mark and Related Trademarks, the 7-Eleven System, and the 7-Eleven Image by use of the Internet. You may not: (i) engage in any advertising or display of the Service Mark or Related Trademarks; or (ii) market or promote any products or merchandise sold in 7-Eleven Stores or containing, bearing, or associated with the Service Mark or Related Trademarks by use of the Internet, Internet websites, email, mail order, or similar means, which allows for the display, marketing, or sale of any such products or merchandise other than by sale through the Store.

(d) Foodservice Promotion. You agree to properly utilize the Foodservice point-of-sale support and layouts we designate in accordance with the design of the Foodservice Facility that do not contain pre-printed prices. We may, at our option, add to or change the signs in the Foodservice Facility at any time.

23. Service Mark and Related Trademarks.

(a) Right to Use the Marks. We grant you the right to use the Service Mark and Related Trademarks during the Term of this Agreement in accordance with this Agreement and our standards and specifications. (The Service Mark and Related Trademarks are collectively referred to in this Paragraph 23 as the “Marks”.)

(b) Agreements Regarding the Marks. You agree:

(1) That as between us and you, we are the owner of all right, title and interest in and to the Marks and the goodwill associated with and symbolized by them.

(2) Not to take any action that would prejudice or interfere with our rights in and to the Marks. Nothing in this Agreement will give you any right, title, or interest in or to any of the Marks, except the right to use the Marks in accordance with the terms and conditions of this Agreement.

(3) That all goodwill arising from your use of the Marks will inure solely and exclusively to our benefit, and upon expiration or termination of this Agreement and the license granted herein, no monetary amount will be attributable to you for any goodwill associated with your use of the Marks.

(4) Not to directly, or by assisting another, challenge or contest our ownership of or rights in or the validity or enforceability of the Marks, any license granted under this Agreement, or any Trade Secret, copyright in any work, or copyrighted works that we own, use or license.

(5) That any unauthorized use of the Marks will constitute an infringement of our rights in the Marks. You agree to provide us with all assignments, affidavits, documents, information and assistance related to the Marks that we reasonably request, including all such instruments necessary to register, maintain, enforce and fully vest our rights in the Marks.

(6) That we will have the right to substitute different trade names, trademarks, service marks, logos and commercial symbols for the current Marks to use in identifying the 7-Eleven System and 7-Eleven Stores, services and products. In such event, we may require you to discontinue or modify your use of any of the Marks or to use one or more additional or substitute marks. We will pay the costs related to such discontinuation, modification, or substitution of the Marks; provided, however, that you will be responsible for all costs associated with changing letterhead, business cards or other business-related items and permitted trademarked items and all trademarked supplies and trademarked merchandise.

(c) Use of the Marks. You further agree to:

(1) Operate and advertise the Store only under the name “7-Eleven,” without prefix or suffix, unless otherwise authorized or required by us in writing.

(2) Not use the Marks as part of any corporate, legal or other name.

(3) Not use the Marks to incur any obligation or indebtedness on behalf of us.

(4) Not use any Marks except as expressly authorized in this Agreement.

(5) Comply with our instructions in filing and maintaining requisite trade name or fictitious name registrations, and execute any documents deemed necessary by us or our counsel to obtain protection of the Marks or to maintain their continued validity and enforceability.

(d) Certain Prohibited Conduct. In addition to other prohibitions in this Agreement, you may not, at any time:

(1) use, except as permitted by this Agreement, the Service Mark, any other trade indicia, that we own or license, including the Related Trademarks, the goodwill represented by any of them, the 7-Eleven System, the Trade Secrets, any Advertising Materials or Programs that we own, use or license, or claim any right to any of them, except a right to use them that is expressly granted by the terms of this Agreement;

(2) use any work of authorship which is substantially similar to a work subject to a copyright we own or license;

(3) make, support or help another to make use of any name, trademark, service mark, trade dress or other visual or audible material which is not expressly permitted by this Agreement and comprises in part the numeral “7” or the term “eleven” or is otherwise likely to cause confusion with or dilute the distinctiveness of the Service Mark or any other trade indicia, including the Related Trademarks, that we own or license; or

(4) commit any other act which may adversely affect or be detrimental to us, other 7-Eleven franchisees, or any of our rights in or to the Service Mark, other trade indicia, including the Related Trademarks, or any copyright or Trade Secret that we own or license, the 7-Eleven Image, or the 7-Eleven System.

You acknowledge that any breach of any of the terms of the covenants contained in Paragraph 23(d)(1) through (4) will result in irreparable injury to us and that we are entitled to injunctive relief to prevent any such breach.

(e) Infringement and Dilution. You agree to notify us immediately of any apparent infringement or dilution of or challenge to our use of or rights in any Mark by any person. You agree not to communicate with any person other than us or our counsel and your counsel in connection with any such apparent infringement, dilution, challenge or claim. We will have complete discretion to take any action we deem appropriate in connection with any infringement or dilution of, or challenge or claim to, any Mark and the right to control exclusively, or to delegate control of, any settlement, litigation, Patent and Trademark Office proceeding or other proceeding arising out of any such alleged infringement, dilution or challenge or claim, or otherwise relating to any Mark. You agree to execute all such instruments and documents, render such assistance, and do such acts or things as may, in our opinion, reasonably be necessary or advisable to protect and maintain our interests in the Marks.

(f) Domain Names; Use of Internet.

(1) You acknowledge that we are the lawful, rightful and sole owner of the Internet domain names “www.7-Eleven.com” and “www.7-11.com” and any other Internet domain names registered by us. You unconditionally disclaim any ownership interest in such domain names or any similar Internet domain names. You agree not to register or to use any Internet domain name in any class or category, or any other URL, that contains words and/or numbers used in or similar to those used in the Service Mark or any Related Trademark, or any abbreviation, acronym, phonetic variation or visual variation of those words and/or numbers. You will assign to us any such domain name(s) you own on the Effective Date.

(2) You agree not to establish an Internet website that displays the Marks or relates or refers to the Store without our prior written approval and our grant of a license to use the Marks on such website.

24. Renewal of Franchise. On the Expiration Date of this Agreement, you may, at your option, renew your rights under this Agreement for one (1) term equal to the number of years of the initial term provided for in our then-current Store Franchise Agreement, if all of the following conditions have been met:

(a)	You give us written notice of your election to renew not less than nine (9) months or more than twelve (12) months before the Expiration Date.

(b)	We, in our sole judgment, decide to keep the Store open as a 7-Eleven Store.

(c)	The law permits the renewal of your franchise and the continued operation of the Store.

(d)	We determine, in our sole judgment, that your Store is in compliance with the 7-Eleven Foodservice Standards.

(e)	You are not in Material Breach of this Agreement, and you are current on all amounts you owe to us as of the Expiration Date.

(f)	You have maintained the Minimum Net Worth required by Paragraph 13(d) throughout the one (1) year period immediately preceding the Expiration Date.

(g)	You sign and deliver to us our then-current form of Store Franchise Agreement for franchise renewals, which agreement shall supersede this Agreement in all respects, and the terms of which may differ from the terms of this Agreement, and a mutual termination of this Agreement and general release of claims, in a form substantially similar to Exhibit H to this Agreement. You will not be required to pay an initial or renewal fee in connection with the renewal of the franchise.

(h)	We have not sent you four (4) or more notices of Material Breach of this Agreement during the two (2) year period immediately preceding the Expiration Date.

(i)	You have completed any additional training we require. We agree to pay the reasonable costs associated with the training specified in Exhibit D to this Agreement.

If, at the time of renewal, we are not offering, or attempting to comply with regulatory requirements so that we can offer, a Store Franchise Agreement, then, if applicable law permits and if the requirements for renewal are otherwise satisfied, we agree to renew your franchise on the terms and conditions of this Agreement, and you will not be required to execute a new Store Franchise Agreement.

25. Assignment.

(a) Assignment by Us. We will have the right to transfer or assign this Agreement and all or any part of our rights or obligations herein to any person or legal entity without your consent, and upon such transfer or assignment, the transferee or assignee will be solely responsible for all our obligations arising under this Agreement subsequent to the transfer or assignment. Without limitation of the foregoing, we may sell our assets to a third party; may offer our securities privately or publicly; may merge with or acquire other corporations, or may be acquired by another corporation; or may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring.

(b) Assignment by You.

(1) Neither your interest under this Agreement nor all, or substantially all, of the Collateral may be transferred or assigned in any way, partially or completely, without our prior written consent. Without limitation of the foregoing, you may not (a) assign the Lease or transfer an interest in all or substantially all of the Collateral without assigning the entire Agreement in accordance with this Section 25(b) or (b) sublease all or any portion of the Store or 7-Eleven Equipment. We may condition our consent on the satisfaction of all of the following conditions:

(i) You authorize us to provide the transferee with, and the transferee executes, a disclosure form containing a waiver and a release by the transferee of any claim against us for any amount paid to you or representation made by you;

(ii) You authorize us to provide the transferee with a list of all 7-Eleven stores available for franchise in the division or general area where the Store is located;

(iii) You execute, at our option, a mutual termination of this Agreement and general release of claims (in a form similar in all material respects to Exhibit H) or an assignment of this Agreement and general release of claims (in a form similar in all material respects to Exhibit H) and an indemnity for any claim by the transferee in any way arising out of or related to the transfer and arrangements or communications between you and the transferee;

(iv) You pay all amounts due us or our Affiliates in full and make arrangements satisfactory to us for the payment of all amounts which may become due upon delivery of final Financial Summaries, including, at our option, the payment into the Open Account of all premium monies you will receive for the franchise; and

(v) This Agreement has not been terminated and no termination is pending and you are not in Material Breach of this Agreement.

(2) We will approve or disapprove a proposed transferee or assignee for training within sixty (60) days after we have received all information regarding the proposed transaction that we reasonably require. If approved, the transferee must, at our option, execute either the then-current form of 7-Eleven Store Franchise Agreement or an assumption of this Agreement (in either case providing for the then-current financial terms, including the Down Payment, 7-Eleven Charge, Franchise Fee and all other current terms), complete the then-required training, and be otherwise determined in our sole opinion to meet all qualifications to become a 7-Eleven franchisee, including those general qualifications set forth in the then-current On-Line Systems Support Guide.

(3) You and your proposed transferee must have met all of the conditions set forth in this Paragraph 25(b) that we require in order to obtain our final approval of the proposed transfer or assignment. After you transfer or assign your interest under this Agreement and the Collateral, you will have no further right, claim or interest in or to the franchise, the Store, or any assets used or acquired in conjunction with them.

(4) You may not grant a security interest in, or otherwise encumber, this Agreement or the Collateral.

(c) Our Right of First Refusal. If you wish to transfer or assign any interest in this Agreement pursuant to any bona fide offer received from a third party to purchase such interest, then you agree to promptly notify us in writing of the offer, and must provide such information and documentation relating to the offer as we may require. We or our designee will have the right and option, exercisable within ten (10) Business Days after receipt of such written notification and copies of all required documentation describing the terms of the offer, to send written notice to you that we or our designee intend to purchase the interest on the terms and conditions offered by the third party as stated in the notice. If we or our designee elect to purchase the interest, closing must occur on or before ten (10) Business Days from the date of our or our designee’s notice to you of our or our designee’s election to purchase or any other date agreed by the parties in writing. If the third party offer provides for payment of consideration other than cash, we or our designee may elect to purchase the interest for the reasonable cash equivalent. A material change in the terms of any offer prior to our providing you notice of our intent to exercise our right to purchase the interest will constitute a new offer subject to the same right of first refusal as an initial offer.

26. Termination.

(a) Termination by Us. We may terminate this Agreement (subject to your right to cure where stated below) for the occurrence of any one (1) or more of the following events (each of which you acknowledge is a Material Breach and constitutes good cause for termination):

(1) Upon forty-five (45) calendar days’ notice to you, subject to your right to cure during such forty-five (45) calendar day period, if:

(a) you do not operate the Store as a 24-Hour Operation or for a different number of hours of operation which we have agreed to in writing before the reduction in hours of operation, unless the reduction (1) is the result of governmental regulation and (2) is not directly or indirectly caused by your acts or omissions;

(b) you do not comply with any agreement to which you and we or our Affiliate are a party or with a master lease pertaining to the Store or 7-Eleven Equipment if a copy of the pertinent provisions of such agreement or lease has been provided to you, or with the usual and normal terms of any lease transaction we may enter into with respect to the Store or 7-Eleven Equipment;

(c) you do not use the Store or 7-Eleven Equipment solely in connection with your operation of the Store under the 7-Eleven System;

(d) you do not properly maintain the Store and 7-Eleven Equipment;

(e) you do not obtain our advance written consent for making any additions to the Store or 7-Eleven Equipment or discontinuing using any of the 7-Eleven Equipment;

(f) you do not remit insurance proceeds to us which are due and owing to us under the terms of this Agreement;

(g) you do not indemnify us as required under Paragraph 18;

(h) you do not comply with any provisions of Paragraph 31(f), except if you encumber, transfer or assign any ownership in the franchise in violation of Paragraph 25, for which we may terminate this Agreement on thirty (30) calendar days’ notice without an opportunity to cure pursuant to Paragraph 26(a)(3)(b); or

(2) Upon thirty (30) calendar days’ notice to you, subject to your right to cure during such thirty (30) calendar day period, if:

(a) you improperly use or jeopardize (through advertising or otherwise) the Store, the Service Mark, the Related Trademarks (or the goodwill represented by any of them), copyrights or advertising owned or licensed by us, the 7-Eleven System, or the 7-Eleven Image;

(b) you offer or sell any Proprietary Product or other product bearing the Service Mark or any of the Related Trademarks that you have purchased from a source not authorized to produce or offer such products, and you have duly reported your purchase of such product(s) to us;

(c) you do not pay in a timely manner any taxes or debts with respect to the Store or 7-Eleven Equipment which you are obligated to pay, or a tax lien is imposed on you which affects the Store, so long as such failure to pay or the imposition of such tax lien is not caused by us;

(d) you do not maintain workers’ compensation coverage as required by Paragraph 18;

(e) you fail to comply with Paragraph 15 regarding the merchandising and Inventory, Proprietary Products, product packaging and display, nationally and regionally promoted and exclusive products, retail selling prices, and designated service vendors;

(f) you do not comply with the 7-Eleven Foodservice Standards that we establish from time to time (including the requirement to wear uniforms), except for your failure to comply with any 7-Eleven Foodservice Standards for the Foodservice Facility, with respect to which we may terminate this Agreement on three (3) calendar days’ notice and opportunity to cure pursuant to Paragraph 26(a)(6) below;

(g) you do not notify us in an accurate and timely manner of discounts, allowances or premiums you receive or of your retail selling prices;

(h) you do not obtain or maintain all licenses, permits, or bonds necessary, in our opinion, for your operation of the Store, so long as such failure to obtain or maintain the licenses, permits, or bonds is not caused by us;

(i) you violate or fail to comply with any applicable law, rule, regulation, ordinance or order relating to the operation of the Store, including those relating to the sale of alcoholic beverages;

(j) the unpaid balance in the Open Account becomes immediately due and payable, but you do not repay our loan to you in accordance with this Agreement;

(k) you fail to comply with Paragraph 12(f) regarding the use of the 7-Eleven Store Information System and data;

(l) you do not provide records or reports we require, as provided herein, or do not cooperate with us in obtaining information from any of your vendors or state agencies, except for your failure to provide the records and reports listed in Paragraph 26(a)(4)(b) below for which we may terminate on three (3) Business Days’ notice and opportunity to cure; or

(m) except as provided in Paragraphs 26(a)(1), (3), (4), (5), or (6), you otherwise commit a default under this Agreement which is susceptible of being cured or a default under any amendment which is capable of being cured and for which the amendment does not specify a notice and cure provision.

(3) Upon thirty (30) calendar days’ notice to you, and with no right to cure, if:

(a) a voluntary or involuntary petition in bankruptcy is filed by or against you, you make an assignment for the benefit of creditors, or a receiver or trustee is appointed;

(b) you attempt to encumber, transfer or assign any interest under this Agreement or the assets of the franchised business in violation of Paragraph 25;

(c) you are convicted of, or plead nolo contendere to, a felony not involving moral turpitude;

(d) you do not maintain an independent contractor relationship with us;

(e) you offer or sell any Proprietary Product or other product bearing the Service Mark or any of the Related Trademarks which you have obtained from a source not authorized to produce or offer such products, and you have not duly reported your purchase of such product(s) to us; or

(f) you misrepresent, misstate, or fail or omit to provide material information required as a part of the qualification process.

(4) Upon three (3) Business Days’ notice to you, subject to your right to cure during such three (3) Business Day period, if:

(a) your Net Worth is less than the Minimum Net Worth required by Paragraph 13(d);

(b) you do not properly record, deposit, deliver, or expend and report Receipts or deliver deposit slips, cash reports, and all supporting documents, receipts for cash Purchases, and invoices or other reports of Purchases as required by Paragraph 12; or

(c) during the times in which you are required to be open, you do not permit any Audit provided for in Paragraph 14 or you deny access to any part of the Store, 7-Eleven Equipment, Inventory, Receipts, Cash Register Fund, cash register receipts or readings, amusement machine, banking and other equipment readings, money order blanks, bank drafts, or Store supplies.

(5) Upon three (3) Business Days’ notice to you, and with no right to cure, if:

(a) you vacate, desert or otherwise abandon the Store (and, immediately after we determine that you have abandoned the Store, we may take possession of the Store pursuant to the provisions of Paragraph 26(f), operate the Store for your benefit during such notice period, and charge your Open Account for Operating Expenses and other costs that we incur in connection with the operation of the Store on your behalf);

(b) you are convicted of, or plead nolo contendere to, any charge which involves moral turpitude;

(c) you disclose Confidential Information in violation of Paragraph 5 (provided, however, that we will not deem you in Material Breach of this Agreement as a result of isolated incidents of disclosure of Confidential Information by one of your employees if you have taken reasonable steps to prevent such disclosure, including the steps a reasonable and prudent owner of confidential and proprietary information would take to prevent disclosure of such information by its employees, and further provided that you pursue all reasonable legal and equitable remedies against such employee for such disclosure of such Confidential Information); or

(6) Upon three (3) calendar days’ notice to you, subject to your right to cure during such three (3) calendar day period, if you fail to comply with any of the 7-Eleven Foodservice Standards related to Foodservice Facilities or you fail to allow a quality assurance inspector into the Store when requested.

(7) Immediately upon notice to you with no right to cure, if you violate any of the Anti-Terrorism Laws.

(8) Upon forty-five (45) calendar days’ notice to you and with no right to cure, if a provision of this Agreement (including all or any part of Paragraphs 15, 16, or 22), which we, in our sole discretion, determine to be material, is declared invalid by a court of competent jurisdiction, as set forth in Paragraph 31(e).

(b) Curing Breaches; Multiple Defaults. If a Material Breach is curable, as specified above, and if you have not previously been served with three (3) separate notices of Material Breach within the two (2) years prior to the occurrence of a fourth (4th) Material Breach, you shall have the right to cure any Material Breach set forth above prior to the expiration of the notice period for that Material Breach (or such other period as may be imposed by law or by any agreement to which we are a party), by taking such actions (or allowing us to take such actions on your behalf) as we may reasonably determine to be necessary to restore us to substantially the same condition we would have held but for your breach. We will not use any notice of Material Breach as a basis for terminating this Agreement if: (i) such notice of Material Breach has been determined by a court not to have been validly issued, or (ii) if we agree that such notice of Material Breach was not validly issued.

If you have been served with three (3) separate notices of any Material Breach within the two (2) years before a fourth (4th) Material Breach, we may terminate this Agreement immediately upon notice to you of the fourth (4th) Material Breach in such two (2) year period without any opportunity to cure, whether or not such Material Breaches are of the same or different nature and whether or not such Material Breaches have been cured by you after notice by us. Following the fifth (5th) anniversary of our notice to you of any Material Breach, such Material Breach will not be used as a basis for termination under this Paragraph 26(b), provided that such Material Breach has been cured.

(c) Termination on Death or Incapacitation. We may terminate this Agreement upon thirty (30) days’ notice (or such longer period that we may determine or as required by applicable law) if you die or become incapacitated. However, if you are more than one (1) individual and only one (1) individual dies or becomes incapacitated, we may, at our option, (1) continue this Agreement with the survivor or non-incapacitated individual or (2) require the survivor or non-incapacitated individual to execute our then-current form of Store Franchise Agreement, which contains the same financial terms as this Agreement, for the remainder of the Term of this Agreement.

(d) Market Withdrawal. We may terminate this Agreement upon not less than thirty (30) days’ Withdrawal Notice (or such longer time that we determine or as required by applicable law), if we determine, in good faith and in a normal course of business, to cease the operation of all 7-Eleven Stores in the relevant geographic market area (being the state or metropolitan statistical area (“MSA”) or similar designation as periodically established by the Office of Management and Budget or any replacement governmental office), or in a geographically separate area outside of a MSA in which the Store is located. You acknowledge that such determination and action will be “good cause” for termination. In the event of a sale, transfer or assignment of all of our right in the Stores in the area, or a decision by us to close the Stores in your area, you will have the right of first refusal, or of purchase, as the case may be, to be exercised within the first ten (10) days after you receive the Withdrawal Notice, to acquire and receive assignment of all of our non-proprietary rights in and to the Store, the equipment (specifically excluding, without limitation, the 7-Eleven Store Information System) and real property. Such right will be exercisable upon the same terms as agreed upon between us and a bona fide third party transferee, or in the absence of such an agreement, at a purchase price determined by an appraiser appointed by us and upon terms acceptable to us. If the purchase price is to be determined by an appraiser appointed by us, the decision of the appraiser will be final. All costs of appraisal will be shared equally by you and us. This Paragraph 26(d) does not apply if our agreement to sell, transfer or assign to a third-party our rights in the Store(s) in your area and/or the Franchise Agreement(s) related to such Store(s) contemplates that the Store(s) will continue to be operated as 7-Eleven Stores.

(e) Transfer and Refund Rights.

(1) In addition to the other grounds for termination set forth in this Agreement, this Agreement will terminate before the Expiration Date:

(a) thirty (30) days before the loss of our Leasehold Rights;

(b) if there is a condemnation (or transfer instead of condemnation) which results in our decision to discontinue operations of the Store as a 7-Eleven Store;

(c) if there is casualty damage to the Store or 7-Eleven Equipment which we determine cannot reasonably be repaired or replaced within thirty (30) days; or

(d) the Store permanently closes because applicable law requires permanent closure of the Store, provided that the required closure is not the result of our or your acts or omissions.

If this Agreement is terminated pursuant to this Paragraph 26(e), then for one hundred eighty (180) days following the date of such termination, you will have the right to choose either to transfer to another 7-Eleven Store available as a franchise (a “Transfer”) or to receive a refund of a portion of the Franchise Fee paid by you (a “Refund”), on the terms and conditions stated below, but you will not have the right to both a Refund and a Transfer. If, upon the expiration of such one hundred eighty day (180) day period, you have not elected to Transfer as provided below, you will be deemed to have elected to receive the Refund.

(2) In order to elect to Transfer, you agree to either sign the then-current 7-Eleven Store Franchise Agreement for the new Store or complete a “Transfer Election Form”. If you elect to Transfer, and you meet the conditions set forth below, the Transfer will be completed within a reasonable time after you elect to Transfer, but in no event later than six (6) months after you elect to Transfer. If you are otherwise eligible for a Transfer, you also agree to meet all of the following conditions:

(a) you are not selling or assigning your interest in the Store or transferring your interest to a third party pursuant to Paragraph 25;

(b) you are not in Material Breach of this Agreement at the time of your election to Transfer;

(c) you have had a Net Worth in an amount greater than or equal to the Minimum Net Worth required by Paragraph 13(d) for the one (1) year immediately before your election;

(d) you execute and deliver to us the then-current 7-Eleven Store Franchise Agreement available for 7-Eleven Stores in the area in which the Store to which you wish to Transfer is located and a mutual termination of this Agreement and general release of claims, in a form substantially similar in all material respects to Exhibit H. You will not be required to pay a Franchise Fee under the new Store Franchise Agreement that you execute, and the term of such new Store Franchise Agreement will be equal to the term then remaining under this Agreement;

(e) you have not been served with four (4) or more notices of Material Breach within the two (2) years before your election; and

(f) you complete any additional training we request, but we agree to bear the costs for the training as provided in Exhibit D.

If you have satisfied these conditions and you choose a Transfer, then the Transfer may be to any 7-Eleven Store you select (i) which is available for franchise, (ii) which has been open for business as a 7-Eleven Store for at least twelve (12) months, and (iii) for which you meet our then-current qualifications as we determine in our sole discretion. We will not be responsible for your moving or relocation expenses or any premium amount, broker’s fee or any other payment to a third party arising in connection with the Transfer.

(3) If you elect the Refund, the Refund will be calculated by deducting twenty thousand dollars ($20,000) from the Franchise Fee you paid when you signed this Agreement; dividing the remainder thereof by one hundred eighty (180); and multiplying the result by the number of calendar months from the first day of the next month following the date you notify us of your election to receive the Refund through the month of the scheduled Expiration Date. If you are otherwise eligible for a Refund, you also agree to meet all the following conditions:

(a) you are not selling or assigning your interest in the Store for a premium, or transferring your interest to a third party pursuant to Paragraph 25;

(b) you are not in Material Breach of this Agreement at the time you elect to receive the Refund;

(c) you have had a Net Worth in an amount greater than or equal to the Minimum Net Worth required by Paragraph 13(d) for the one (1) year immediately before your election; and

(d) you execute and deliver to us a mutual termination of this Agreement and general release of claims, in a form substantially similar in all material respects to Exhibit H; and (E) you have not been served with four (4) or more notices of Material Breach within the two (2) years before your election.

(4) You will not have the right to a Transfer or Refund if (i) we terminate this Agreement for cause; (ii) you voluntarily terminate this Agreement; (iii) there has been a condemnation which results in our deciding to discontinue 7-Eleven operations at the Store and if you received any portion of a condemnation award as provided in Paragraph 8(d); or (iv) our Leasehold Rights expire and are not renewed or otherwise extended, or if our Leasehold Rights are terminated, as a result of your or your employees’ acts or omissions.

(5) You agree that if one of the events giving you the right to elect a Transfer or Refund occurs, you will have no right to receive any damages from us, and the Transfer or Refund will be your only remedy.

(f) Our Right to Assume Operation of the Store. We may enter the Store premises and take possession of the Store, 7-Eleven Equipment, Inventory, Receipts, Cash Register Fund, money order blanks, bank drafts and Store supplies and continue the operation of the Store for your (or your heirs’ or legal representatives’) benefit and account pending the expiration or termination of this Agreement or resolution of any dispute under this Agreement if: (1) the Store is not open for operation as provided in Exhibit D; (2) you die or become incapacitated, except as otherwise provided in Exhibit F (“Survivorship”); or, (3) in our opinion, a divorce, dissolution of marriage, or felony proceeding in which you are involved jeopardizes the operation of the Store or the 7-Eleven Image. On behalf of yourself, your heirs, and your legal representatives, you hereby consent to our operating the Store pursuant to the terms of this Paragraph 26(f) and agree to release and indemnify us from and against any liability arising in connection with our operation of the Store pursuant to this Paragraph 26(f).

27. Mutual Termination; Termination by You.

(a) Mutual Termination. This Agreement may be terminated at any time by written agreement between you and us.

(b) Termination by You.

(1) You may terminate this Agreement upon at least seventy-two (72) hours written notice to us (or shorter notice, if we accept it). If you elect to terminate this Agreement and provide us less than thirty (30) days prior written notice, you agree to pay us a termination fee in an amount equal to two thousand five hundred dollars ($2,500). We have the right to debit such termination fee to your Open Account.

(2) Provided that you are not transferring your interest under this Agreement to a third party, then, on or before the ninetieth (90th) day following the Effective Date, you may terminate this Agreement upon ten (10) days prior written notice to us, and, if you execute a mutual termination and general release acceptable to us and comply with all other terms of this Agreement, we agree to refund, without interest, an amount equal to the Franchise Fee minus the training expenses stated in Exhibit D which we have reimbursed you for or paid on your behalf; provided, however, that you are not eligible for this termination right and refund of the Franchise Fee if you are (a) a previous or renewing franchisee, (b) a franchisee who has a 7-Eleven Store Franchise Agreement with us other than under this Agreement, or (c) our former employee. This right to a refund of the Franchise Fee is in no way related to the Refund right described in Paragraph 26(e).

28. Close Out Procedure.

(a) Post-Expiration/Termination Obligations. Upon the expiration or termination of this Agreement, all rights granted to you hereunder will terminate and you agree to:

(1) Immediately and without any further notice (unless further notice is required by law and cannot be waived) peaceably surrender the Store and 7-Eleven Equipment, which must be in the same condition as when you first received them, normal wear and tear excepted. If we are required by law to provide you any notice, and such notice may be waived, then you hereby waive your right to receive such notice;

(2) Transfer to us, or, at our option, a third-party transferee, the Final Inventory of the Store. We or such third-party transferee will pay you an amount equal to the Cost Value of the Final Inventory in accordance with Paragraph 28(b)(2) below. We agree to permit you to transfer the Final Inventory to a third-party transferee only if all amounts that you owe us and our Affiliates are paid in full and you make arrangements satisfactory to us for the payment of any amounts which may become due upon delivery of final Financial Summaries. You agree that any property belonging to you and left in the Store after the surrender and transfer will become our sole property;

(3) Transfer to us the Receipts, Cash Register Fund, prepaid Operating Expenses, money order blanks, bank drafts, lottery tickets (if applicable) and Store supplies;

(4) Immediately cease using the Service Mark, the Related Trademarks, and all elements of the 7-Eleven System, including the Confidential Information and Trade Secrets;

(5) Return to us any copy of the Trade Secrets and Confidential Information, including the On-Line Systems Support Guide and any manuals we provided you, along with all copies or duplicates thereof, all of which are acknowledged to be our sole property. If you possess any of the foregoing in electronic form, you will delete such material from your computers and other storage devices and not use such material and not retain any copy or record of any of the foregoing, except your copy of this Agreement and of any correspondence between you and us;

(6) Execute all necessary documentation to transfer all licenses and permits relating to the Store to us; and

(7) Comply with all other post-expiration/termination obligations set forth in this Agreement.

(b) Settlement of Open Account. Within thirty (30) days after you surrender and transfer the Store and 7-Eleven Equipment in accordance with Paragraph 28(a), we agree to:

(1) Credit your Open Account for the Receipts, Cash Register Fund, prepaid Operating Expenses, usual and reasonable amounts of Store supplies transferred to us, or a third-party transferee, as applicable;

(2) Credit your Open Account an amount equal to the Cost Value of the Final Inventory;

(3) Credit your Open Account $100 if your copy (and all duplicate copies that you may possess) of the On-Line Systems Support Guide and other operations manuals provided by us to you are returned to us;

(4) Debit your Open Account $200 as a closing fee; and

(5) Remit to you any amount by which we estimate the Net Worth (except for any amount due you under Paragraph 27) will exceed the greater of $15,000 or 25% of your total assets (as reflected on the balance sheet that we prepare for the Store for the applicable Accounting Period). We may withhold any additional amounts required by bulk transfer laws or any other similar laws or state or federal agencies.

(c) Payment of Indebtedness to Us; Delivery of Final Financial Summaries. Upon termination or expiration of this Agreement, any unpaid balance on the Open Account will be immediately due and payable upon demand by us. Within one hundred five (105) days after the last day of the month in which the surrender and transfer of the Store and 7-Eleven Equipment occurs, we agree to deliver final Financial Summaries to you. If the final Financial Summaries reflect a credit balance in the Open Account, we agree to deliver a check in the amount of the credit balance with the final Financial Summaries. If the final Financial Summaries reflect a debit balance in the Open Account, you agree to immediately pay us the debit balance. Your endorsement of any check sent with the final Financial Summaries or other acceptance of the funds tendered by us acknowledges your release of all claims affecting the figures set forth in the final Financial Summaries.

29. Mediation.

We and you acknowledge that during the Term of this Agreement certain disputes may arise between us that we and you are unable to resolve, but that may be resolvable through mediation. To facilitate such resolution, we and you agree that, except as otherwise specified below, if any dispute between you and us cannot be settled through negotiation, then before commencing litigation to resolve the dispute, you and we will first attempt in good faith to settle the dispute by non-binding mediation. The mediation will be conducted under the auspices and then-prevailing mediation rules of the American Arbitration Association or any successor organization (the “AAA”), unless you and we agree to mediate under the auspices of another mediation organization or other rules. The mediation is subject to the following terms and conditions:

(a) Unless otherwise agreed, the mediation will take place at a mutually accessible neutral location within the market area in which your Store is located.

(b) You and we agree to share the mediator’s fees and expenses and the fees charged by AAA (or any other organization used for the mediation), with two-thirds to be paid by us and one-third by you. Each of us agrees to be solely responsible for any other expenses you or we incur in connection with the mediation. You and we agree that any mediation between you and us, and any mediation between any other 7-Eleven franchisee and us, will be confidential and non-discoverable and that statements made by either side in any such mediation proceeding will not be admissible for any purpose in a subsequent legal proceeding, and you and we agree to execute documents to evidence such agreement. Unless otherwise specified by the mediation organization and agreed to by you and us, your and our obligations to mediate will be deemed satisfied when six (6) hours of mediation have been completed (whether or not we have resolved our differences), or thirty (30) days after the mediation demand has been made, if either you or we fail to appear or participate in good faith in the mediation.

(c) Notwithstanding the foregoing, neither you nor we will have an obligation to mediate any dispute involving (i) the Service Mark or the Related Trademarks; (ii) a failure by you to deposit Receipts as required by this Agreement; (iii) possession of the Store, or (iv) any violation of law relating to the Store where you have admitted the violation or a judicial or administrative body has made a finding of a violation.

(d) Either you or we may seek a temporary restraining order, preliminary injunction or any other equitable relief at any time prior to or during the course of a dispute if, in your or our reasonable belief, such relief is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, you and we agree to continue to participate in the mediation proceedings specified herein.

(e) Except for the judicial actions described in Paragraphs 29(c) and (d), above, neither you nor we will initiate judicial proceedings or arbitration proceedings until the mediation has been completed as contemplated by Paragraph 29(b) above. Any applicable statute of limitations will be suspended for the time in which the mediation process is pending.

30. Governing Law; Jurisdiction.

(a) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE STORE IS LOCATED (EXCEPT FOR APPLICABLE CONFLICT OF LAW RULES).

(b) JURISDICTION. WITH RESPECT TO ANY CONTROVERSY NOT FINALLY RESOLVED THROUGH MEDIATION (AS DESCRIBED ABOVE), YOU HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY FORUM OR COURT, WHETHER FEDERAL OR STATE, WITHIN THE JUDICIAL DISTRICT IN WHICH THE STORE IS LOCATED. YOU HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION FOR THE PURPOSE OF CARRYING OUT THIS PROVISION AND AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON YOU IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED HEREBY BY ANY MEANS ALLOWED BY APPLICABLE STATE OR FEDERAL LAW.

31. Miscellaneous Provisions.

(a) Nonwaiver. No act or omission by you or us, or any custom, course of dealing, or practice at variance with this Agreement, will constitute a waiver of (a) any right you or we have under this Agreement or (b) the other party’s breach of this Agreement, unless it is a waiver in writing, signed by the party to be bound as provided in Paragraph 31(g) below. No waiver by you or us of any right under or breach of this Agreement will be a waiver of any other subsequent, preexisting or continuing right or breach. Our acceptance of any payment you make to us after any breach of this Agreement (including our acceptance of the 7-Eleven Charge) will not be a waiver of the breach, even if we know of the breach at the time we accept the payment. No special or restrictive legend or endorsement on any check or similar item you give to us will constitute a waiver, compromise, settlement or accord and satisfaction. You authorize us to remove or obliterate any such legend or endorsement, and agree that such legend or endorsement will have no effect.

(b) Disclosure. You hereby consent to our use and disclosure of any information relating to this Agreement or the Store or contained in the Bookkeeping Records to anyone; provided, however, that we will only disclose your Financial Summaries on an anonymous basis, unless we are legally compelled to disclose them on a non-anonymous basis by subpoena, court order, or otherwise.

(c) Circumstances Beyond a Party’s Control. Neither you nor we will be liable in damages to the other for any failure or delay in performance due to any acts of terrorism, governmental act or regulation, war, civil commotion, earthquake, fire, flood, other disaster or similar event, or for any other event beyond your or our control, if the affected party (a) promptly notifies the other of the failure or delay and (b) takes all reasonable steps to mitigate damages caused by such failure or delay.

(d) Notices.

(i) Except as otherwise provided herein, any notices required to be provided under this Agreement must be in writing and may be (a) personally delivered, or (b) sent by an expedited delivery service, or (c) mailed by certified or registered mail, return receipt requested, first-class postage prepaid, or (d) sent by facsimile, as long as the sender confirms the facsimile by sending an original confirmation copy of the notice by certified or registered mail or expedited delivery service within three (3) Business Days after transmission. If you send us a written request to give copies of your notices to someone you designate and include the name and address of your designee, we agree to send copies of your notices to your designee. If you or your designee cannot be promptly located, we agree to deliver the notice to one of your employees at the Store, and, thereafter, to mail such notice to you by prepaid postage return receipt requested. Any notice will be deemed to have been received (i) in the case of personal delivery, at the time of delivery, or (ii) in the case of an expedited delivery service, three (3) Business Days after being deposited with the service, or (iii) in the case of registered or certified mail, three (3) Business Days after the date of mailing, or (iv) in the case of facsimile or electronic mail, upon transmission with proof of receipt, as long as a confirmation copy of the notice is sent as described above. Copies of notices delivered to your designee or employee will be considered received twenty-four (24) hours after such delivery. Either of us may change our notification address by notifying the other in writing. We may unilaterally amend this Section 31(d)(i) to provide that notices may be sent by electronic mail. If we permit delivery by electronic mail, the sender will be required to confirm the electronic mail by sending an original confirmation copy of the notice by certified or registered mail or expedited delivery service within three (3) Business Days after transmission. Notices to you by electronic mail will be addressed to the Store address, the electronic mail address for the Store computer or other electronic mail address to which you have access and that we have previously designated in a written notice to you, or to your address shown on the signature page to this Agreement. We will send an electronic reminder to your Store computer to notify you of any electronic notice. Notices to us by electronic mail will be addressed to the address shown on the signature page to this Agreement or other address that we designate in writing.

(ii) We reserve the right to establish electronic mailings (i.e., email), web sites, or other forms of communications in which to communicate and distribute information to 7-Eleven franchisees. You agree that we may utilize such electronic communications to effectively provide binding notices to you. You agree to provide notices to us as set forth above unless we expressly consent and provide for electronic notices from you.

(e) Severability. Except as expressly provided to the contrary herein, each provision of this Agreement and any portion thereof is considered severable. If, for any reason, any provision of this Agreement contravenes any existing or future law or regulation, the provision will be considered modified to conform to the law or regulation as long as the resulting provision remains consistent with the parties’ original intent. If it is impossible to so modify the provision, such provision will be deleted from this Agreement. If any provision of this Agreement (including all or any part of Paragraphs 15, 16 or 22) is declared invalid by a court of competent jurisdiction for any reason, the parties will continue to be bound by the remainder of this Agreement, which will remain in full force and effect; provided, that if any provision of the Agreement, which we, in our sole discretion, determine to be material, is declared invalid by a court of competent jurisdiction, we reserve the right to terminate this Agreement in accordance with Paragraph 26(a)(8) and, in connection with such termination, offer you a different 7-Eleven franchise agreement in accordance with Paragraph 10(c).

(f) Personal Qualification. We are entering into this Agreement with the person(s) named as the “Franchisee(s)” on the signature page; in reliance upon his, her or their personal qualifications; and upon the representation and agreement that he, she or they agree to be the Franchisee(s) of the Store, will actively and substantially participate in the operation of the Store and will have full managerial authority and responsibility for the operation of the Store. No changes in the ownership and/or control of the franchise may be made without our advance written consent. Any person(s) subsequently added as a “Franchisee” in a writing signed by the parties must likewise actively and substantially participate in the operation of the Store and have full managerial authority and responsibility for the operation of the Store.

(g) Complete Agreement. This Agreement and the Exhibits, Amendments, and Addenda to this Agreement, including any other agreements specified in Exhibit D (all of which are hereby incorporated herein and made a part of this Agreement), contain the entire, full and complete agreement between us and you concerning the Store. This is a fully integrated agreement and it supercedes all earlier or contemporaneous promises, representations, agreements and understandings. No agreement relating to the matters covered by this Agreement will be binding on us or you unless and until it has been made in writing and duly executed by you and one of our authorized officers. Our agents or employees may not modify, add to, amend, rescind or waive this Agreement in any other manner, including by conduct manifesting agreement or by electronic signature, and you are hereby put on notice that any person purporting to amend or modify this Agreement other than by a written document signed by one of our authorized officers, is not authorized to do so. You represent and warrant that you have supplied us with all information we requested and that all such information is complete and accurate. You further represent and warrant that you have not relied on and neither we nor any of our agents or employees have made any representations relating to the Store except as expressly contained in this Agreement, or (i) as to the future or past income, expenses, sales volume or potential profitability, earnings or income of the Store or any other location, except as provided in Item 19 of our Uniform Franchise Offering Circular, or (ii) as to site specific information, except as provided in our “Here Are The Facts” supplemental disclosure.

(h) Consents. All consents required to be given by us pursuant to this Agreement must be given in writing, and such consents may be granted or withheld in our sole discretion.

(i) Interpretation. As used in this Agreement and all exhibits and attachments hereto,

(i) the words “you agree” or “we agree” or “you will” or “we will” mean an imperative duty and will be interpreted and construed to have the same meaning and effect as the words “you shall” or “you must” or “we shall” or “we must”; and

(ii) the words “including”, “include” or “includes” will be interpreted and construed to have the same meaning and effect as the words “including, but not limited to” or “including, without limitation”.

(j) WAIVER OF DAMAGES. YOU HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES AGAINST US, OUR AFFILIATES, AND OUR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, AGENTS, REPRESENTATIVES, INDEPENDENT

CONTRACTORS, SERVANTS AND EMPLOYEES, IN THEIR CORPORATE AND INDIVIDUAL CAPACITIES, ARISING OUT OF ANY CAUSE WHATSOEVER (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE) AND AGREE THAT IN THE EVENT OF A DISPUTE, YOU WILL BE LIMITED TO THE RECOVERY OF ANY ACTUAL DAMAGES SUSTAINED BY YOU. IF ANY TERM OF THIS AGREEMENT IS FOUND OR DETERMINED TO BE UNCONSCIONABLE OR UNENFORCEABLE FOR ANY REASON, THE FOREGOING PROVISIONS OF WAIVER BY AGREEMENT OF PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES SHALL CONTINUE IN FULL FORCE AND EFFECT.

(k) Consultation with Advisors. You acknowledge that you have received, read and understands this Agreement and the related exhibits and agreements, that we have afforded you sufficient time and opportunity to consult with lawyers and other business and financial advisors selected by you about the potential benefits and risks of entering into this Agreement, and that you are entering into this Agreement of your own volition.

(l) Savings Clause. Any of your obligations that contemplate the performance of such obligation after the termination or expiration of this Agreement or the transfer of any interest herein, including Paragraphs 5, 17, 18, 19, 28, 29, and 30, will be deemed to survive such termination, expiration or transfer and will remain binding until fully discharged to our sole satisfaction.

You and we have executed this Agreement this      day of                         , 20    .

7-ELEVEN, INC.

Signature	Signature

Market Manager	Vice President/Assistant Secretary
Full Name (Typed)	Full Name (Typed)

7-Eleven Office/Store No.
Address of Office Street
City State Zip

Facsimile Number: _________________________________

Electronic Mail: franchiseenotice@7-11.com

FRANCHISEE(S)

Signature	Signature
Full Name (Typed)	Full Name (Typed)

Witness:	Witness:
Witness of Above Signature	Witness of Above Signature
_________________________________________________________________________________________________________________________
Address of Franchisee’s Residence	Street
_________________________________________________________________________________________________________________________
City	State Zip

EXHIBIT A

STORE

YOU ACCEPT THE STORE AS IS IN ITS CONDITION ON THE DATE OF THIS EXHIBIT, EXCEPT AS SPECIFICALLY NOTED ON THIS EXHIBIT

This Exhibit is based on the information we have on the date of this Agreement. It is accurate to the best of our knowledge and belief. If you request, we agree to make a complete copy of any master lease or any documents recorded against the Store available to you. If you have any questions about this Exhibit or you would like a more complete explanation of any item, please contact the Market Manager.

Store and Adjoining Property Lease Information:

7-ELEVEN Store No.

Street

_________________________________________________________________________________________________________________________
City	State	Zip

[    ] Plot Plan and Legal Description Attached

[    ] Owned by us

[    ] Leased by us

The present term of the master lease expires on the      day of                                 ,                 .We have no obligation to renew or exercise any option to extend the master lease. If the master lease is not renewed, the Term of this Agreement will expire 30 days before the expiration of the master lease.

Special Charges:

Common Area (including landscaped areas): If we lease the Store, the master lease or declarations or other documents recorded against the Store, may impose common area maintenance charges or other charges for which you will be responsible; provided that such charges must have been provided for by the terms of the initial master lease or the terms of any options that existed at the time of the initial master lease. Please consult the master lease or recorded documents for a complete description of any such charges that will be assessed against the Store.

Other (for example, maintenance, required services, co-operative Advertising, rent taxes):

Exhibit A – Page 1

Special Operating Provisions:

We have disclosed information on this Exhibit to the best of our knowledge but the master lease, if any, or any declarations or other documents of record against the Store, or any state or local ordinances, permits, etc., may result in charges or operating restrictions involving the Store that are not listed on this Exhibit. You should refer to any master lease for the Store, documents recorded against the Store and local laws to determine the extent of any of these restrictions.

FRANCHISEE

By:
Printed Name:
Date:

By:
Printed Name:
Date:

7-ELEVEN, INC.

By:
Name:
Title:
Date:

Exhibit A – Page 2

EXHIBIT B

7-ELEVEN EQUIPMENT

YOU ACCEPT THE EQUIPMENT AS IS IN ITS CONDITION ON THE DATE OF THIS

EXHIBIT, EXCEPT AS SPECIFICALLY NOTED ON THIS EXHIBIT.

This Exhibit is based on the information we have on the date of this Agreement. It is accurate to the best of our knowledge and belief. However, our master list of 7-Eleven Equipment that we maintain in our records controls. If you request, we agree to make a complete copy of any master lease covering the 7-Eleven Equipment available to you. If you have any questions about this Exhibit or you would like a more complete explanation of any item, please contact the Market Manager.

Description of 7-Eleven Equipment:

7-ELEVEN Store No.

7-ELEVEN
Description	Make	Model	Serial No.	7-E ID	Owned	Leased

7-ELEVEN
Description	Make	Model	Serial No.	7-E ID	Owned	Leased

The following Gasoline and other specified equipment, and all replacements or additions thereto, are excluded from the Lease of 7-Eleven Equipment under this Agreement.

7-ELEVEN
Description	Make	Model	Serial No.	7-E ID	Owned	Leased

(Also) See attached computer generated Equipment Listing dated                      consisting of                      pages, which is made a part of this Agreement.

FRANCHISEE

By:
Printed Name:
Date:

By:
Printed Name:
Date:

7-ELEVEN, INC.

By:
Name:
Title:
Date:

Exhibit B – Solo Page

EXHIBIT C

7-ELEVEN CONTRACTUAL INDEMNIFICATION

THIS IS NOT AN INSURANCE BINDER, CERTIFICATE, OR POLICY. YOU ARE NOT OUR INSURED AND YOU DO NOT HAVE THE PROTECTIONS OR RIGHTS UNDER THIS INDEMNITY AGREEMENT NORMALLY ASSOCIATED WITH AN INSURED VIS-À-VIS AN INSURER. THEREFORE, THIS EXHIBIT C IS A CONTRACTUAL INDEMNITY ONLY. IT IS YOUR RESPONSIBILITY TO DECIDE WHETHER YOUR INTERESTS ARE BEST SERVED THROUGH THIS INDEMNIFICATION OR BY INSURANCE IN ACCORDANCE WITH PARAGRAPH 18 OF THE STORE FRANCHISE AGREEMENT. WE ENCOURAGE YOU TO CONSULT AN ATTORNEY, INSURANCE AGENT, BROKER OR OTHER INDUSTRY EXPERT TO ASSIST YOU IN MAKING THAT DETERMINATION.

7-ELEVEN Store No.

Liability:

THE INDEMNIFICATION COVERAGE PROVIDED IN THIS SECTION OF EXHIBIT C DOES NOT NECESSARILY PROVIDE YOU – THE FRANCHISEE – WITH THE SAME OR SIMILAR PROTECTION AS YOU WOULD RECEIVE THROUGH A STANDARD COMMERCIAL GENERAL LIABILITY INSURANCE POLICY.

Subject to the conditions, exclusions and limitations stated in this Franchise Agreement, we agree to provide you with contractual indemnification for losses, up to a maximum of $500,000 per occurrence, which arise out of, or as a result of, bodily injury, personal injury or property damage incurred by any third party, excluding an employee or agent of yours acting within the course and scope of his or her employment or agency, in connection with your lawful operation of the Store.

For purposes of this Exhibit C, the terms “occurrence,” “bodily injury,” “personal injury,” and “property damage” are defined as those terms are ordinarily used and defined in a standard Commercial General Liability Policy.

The contractual indemnification provided to you pursuant to this Exhibit C is that which would normally be provided under those portions of a standard Commercial General Liability Policy relating to coverages regarding bodily injury, property damage and personal injury liability, specially endorsed to include coverage for liquor liability, but otherwise subject to the conditions, exclusions and limitations stated in a standard Commercial General Liability policy, and as otherwise limited or excluded by this Exhibit C.

Fire and Other Perils:

Subject to the conditions, exclusions and limitations stated in this Franchise Agreement, we agree to provide you with contractual indemnification for up to full replacement cost of the Inventory and Store supplies for direct losses as a result of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicle, smoke, vandalism, and malicious mischief.

Exhibit C – Page 1

Robbery:

Subject to the conditions, exclusions and limitations stated in this Franchise Agreement and where, in our reasonable opinion, all Receipts are properly accounted for in accordance with this Franchise Agreement and appropriate security measures are taken, we agree to provide you with contractual indemnification as follows:

1. For a single loss of Receipts and Cash Register Fund as the result of a Robbery, an amount equal to $50 for each cash register in operation at the time of the Robbery, and one-half of the full replacement cost for a single loss of Inventory and Store supplies with a maximum aggregate limit for any single loss of $500.

2. For a single loss of Receipts as a result of a Robbery, up to the full replacement amount of the Current Deposit, less $100; provided that the Receipts were being properly prepared for deposit or were being transported to the Bank or were in transit between two or more 7-Eleven Stores franchised by you while en route to the Bank.

3. For a single loss of Receipts as a result of a Safe Robbery, up to the full replacement amount equal to the sum of the Current Deposit, and the Receipts from the current Collection Period, less $100.

4. For a single loss of the Cash Register Fund, up to the lesser of $2,500 (or $5,000 with prior Division Manager Approval), or the amount shown in the appropriate account on the Financial Summaries: (1) as a result of a Safe Robbery, or (2) while the Cash Register Fund is being prepared for deposit or transported to or from the Bank, or (3) while the Cash Register Fund is being transported between two or more 7-Eleven Stores franchised by you while en route to or from the Bank, and if the amount taken to the Bank is noted in the Cash Report and a receipt is obtained from the Bank showing the correct amount of money obtained.

Burglary:

Subject to the conditions, exclusions and limitations stated in this Franchise Agreement and where, in our reasonable opinion, all Receipts are properly accounted for in accordance with this Franchise Agreement and appropriate security measures are taken, we agree to provide you with contractual indemnification as follows:

1. For a single loss of Inventory (other than tobacco products) as a result of a Burglary, up to the full replacement cost, less $100.

2. For a single loss of tobacco products in the Inventory as a result of a Burglary, up to the lesser of (1) the actual cost of tobacco products taken, or (2) the equivalent of the total reasonable purchases, at cost, of tobacco products for the Store for the prior 12 weeks, divided by 6 (with a limit of an amount equal to twice the average weekly purchases, at cost minus $100, until the Store has been open 12 weeks), less $100.

3. For a single loss of Receipts as a result of a Safe Burglary, up to an amount equal to the sum of the Receipts from the immediately previous Collection Period plus the Cash Register Fund, less $100.

The maximum aggregate exclusion for a single loss as the result of a Burglary and/or Safe Burglary will be $100.

Exhibit C – Page 2

Conditions, Exclusions and Limitations:

You will not be indemnified under this Franchise Agreement under the following instances and/or circumstances:

1. If you do not fully, completely, and in good faith participate and cooperate with us, our insurance company or any representative or law firm we designate in any investigation or defense of any claim or lawsuit submitted or filed against you or 7-Eleven, Inc. or if it is determined after investigation that the loss was not as reported by you.

2. If you do not use your best efforts to promptly mitigate each loss for which you otherwise may be entitled to be indemnified under this Agreement.

3. If you or your employees had, or should have had, knowledge of the incident from which the loss arose, and you or your employees did not properly and promptly report the incident to us in the manner we specify in the On-Line Systems Guide or other approved reporting procedures.

4. For any loss associated with a Robbery or Burglary if (1) at the time of the Robbery or Burglary, you were not using the cash control equipment that we install at the Store and (2) you do not, within twenty-four hours of the loss, file a report with the appropriate law agency and furnish one of our representatives with (i) a notice and proof of loss report (acceptable to us), (ii) a copy of the report filed with the law agency, and (iii) any report required to be filed with the insurance company.

5. For any loss of any Inventory and/or Store supplies, if such Inventory or Store supplies were located outside of the Store building at the time of the loss.

6. If you were in breach of the Franchise Agreement at the time the loss occurs and the breach causes, creates, or contributes to the occurrence of the loss.

7. If the loss is caused by, results from, or occurs in connection with, an intentional act committed by you or by your agent or employee. For purposes of this Agreement, a loss will be deemed to have been caused by an intentional act if at the time the act was committed, you or your employee or agent knew that the loss would result from the act or if the loss was a reasonably foreseeable consequence of the act. This exclusion will not apply when the intentional act was determined to have been justified as self-defense or defense of another person by a court of competent jurisdiction.

8. If the person asserting the claim against you was or is an employee or agent and if the injury or damage was incurred, in whole or in part, in connection with, or within the course an scope of, the employment or agency.

9. For any claim brought against you for any bodily injury or personal injury caused by or arising out of any Fresh Food product (as defined in Exhibit E) if you sold such product after our written notification to you that either: (1) the vendor providing the product has refused or failed to submit the product to Level I microbiological testing, or (2) the vendor’s product has failed Level I microbiological testing. Once you receive written notification from us that the vendor’s product has been submitted or resubmitted for testing and that the product has passed Level I microbiological testing, we agree to thereafter indemnify you pursuant to this Agreement for your subsequent sales of the product.

10. For any Cash Register Fund loss if you have refused to allow us to audit that fund at any time within the twelve-month period before the loss.

Exhibit C – Page 3

Losses and Expenses Not Addressed by this Agreement:

The following losses and expenses are not intended to be addressed in this Agreement and therefore you are not indemnified by this Agreement:

1. For any indemnity you voluntarily, contractually or statutorily extend to your employees or agents.

2. For any losses, liabilities or obligations which you statutorily, contractually or by any other means assume.

3. For any loss that is your responsibility under the Franchise Agreement.

4. For any punitive or exemplary damages, penalties or fines assessed against you.

In addition, your employees and agents will not be indemnified by us and are not parties to this Agreement or third party beneficiaries of this Agreement and therefore have no indemnification rights under this Agreement.

FRANCHISEE

By:
Printed Name:
Date:

By:
Printed Name:
Date:

7-ELEVEN, INC.

By:
Name:
Title:
Date:

Exhibit C – Page 4

EXHIBIT D

SELECTED PROVISIONS

[All Blanks Must be Completed and Franchise Agreement Must be Delivered at Least 5 Business Days Prior to Execution of Franchise Agreement.]

(a) The Store must be a 24-Hour Operation, unless prohibited by law or we agree in writing to different operating hours. If the Store is prohibited by law from doing business as a 24-Hour Operation, the Store must operate the maximum number of hours permitted by law. Laws regulating the maximum number of hours may change from time to time, and this may change the number of hours you will operate the Store.

(b) The Franchise Fee was $                    . The Down Payment was $                    . The Down Payment included a $                     contribution toward the estimated Cost Value of the initial Inventory, a $                     payment toward the estimated initial governmental fees for necessary licenses, permits, and bonds (an Operating Expense), and a $                     payment for the initial Cash Register Fund.

(c) The initial annual interest rate we charge you on the unpaid balance in the Open Account will be                     %. The annual interest rate we charge you on the unpaid balance in the Open Account will be adjusted, effective each March 1, and will continue in effect through the last day of February of the following year. The initial and ongoing annual interest rate will be 2% over the prime rate charged by Bank of America (or any successor) as of the first working day of each calendar year during which the adjustment becomes effective.

(d) We agree to pay you interest on any credit balance in the Open Account pursuant to Paragraph 13 at the prime rate charged by Bank of America (or any successor), as of the first working day of each calendar year, minus 2%. The annual interest rate will be adjusted, effective each March 1, and will continue in effect through the last day of February of the following year. If the interest charged under the Franchise Agreement or this Exhibit D is greater than the maximum interest permitted by applicable law, the excess amount charged will be considered automatically credited to the principal balance of the loan, since we intend to avoid charging any interest that would violate any applicable law.

(e) You agree to attend both Store and classroom training. If you are only one individual, you agree to attend the training. If you are a corporation, you designate and we approve                                                               to receive training. Each participant must successfully complete each phase of training in order to continue the training process.

(f) The percentage used to adjust retail to cost for determining Cost Value and Inventory Variation will be computed by dividing the previous 12 months’ Purchases at cost (including delivery charges, cost equalization, and adjustment for discounts and allowances received) by the previous 12 months’ Purchases at retail. Special Items Purchases, consigned merchandise, write-offs, and product markdowns will be excluded from Purchases at cost as well as Purchases at retail. For Stores not previously operated as 7-Eleven Stores, until the Store has been in operation for 3 months, the average percentage based on the previous 12 months for all 7-Eleven Stores in the 7-Eleven market where the Store is located will be used. After the Store has been in operation for three months, the percentage will be computed for the Store based on the previous 12 months’ operation of the Store (or, if the Store has not been in operations for 12 months, for the number of months the Store has been in operation).

(g) Checks from us to you will be payable to                                                                                       .

Exhibit D – Page 1

(h) The Weekly Draw we agree to remit to you on a weekly basis will be $            , unless you and we change the Weekly Draw by mutual written agreement.

(i) 7-Eleven Charge:

(1) For a 24-Hour Operation:

The 7-Eleven Charge for the Store is 50% of the Gross Profit (except as otherwise provided in Paragraphs 10(b) and/or (c) of the Franchise Agreement).

(2) For permitted reduction in hours of operation:

If you have our permission to operate the Store as less than a 24-Hour Operation, the 7-Eleven Charge for the Store will be 50% of the Gross Profit plus 0.1% of the Gross Profit for each hour during a normal week of operation that the Store is closed.

(3) For non-permitted reduction in hours of operation:

If you operate the Store less than the required number of hours at any time without our permission, the 7-Eleven Charge for that Accounting Period will be the 7-Eleven Charge as determined by (i)(1) or (2) above, as applicable, plus 4% of the Gross Profit if you operate at least 136 hours per week or 6% of the Gross Profit if you operate less than 136 hours per week. This increase in the 7-Eleven Charge is not our only remedy, and is in addition to other remedies available to us.

(j) Other special provisions (specify):

________________________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________________________

FRANCHISEE

By:
Printed Name:
Date:

By:
Printed Name:
Date:

Exhibit D – Page 2

7-ELEVEN, INC.

By:
Name:
Title:
Date:

Exhibit D – Page 3

EXHIBIT E

DEFINITIONS

“Accounting Period” means a calendar month during your operation of the Store, except that if the Effective Date, expiration, termination or surrender of the Store and 7-Eleven Equipment occurs during any calendar month, the portion of that month which follows the Effective Date or precedes the other events will be an Accounting Period. We have the right to change the Accounting Period at any time upon written notice to you.

“Advertising Fee” means an amount equal to the percentage of Gross Profit specified in Paragraph 22.

“Advertising Materials and Programs” means all materials, programs and promotions advertising or promoting the 7-Eleven System, 7-Eleven Stores and/or the products or services provided by 7-Eleven Stores, including the following: in-Store and out-of-Store advertising and promotional materials and displays; point-of-sale display materials; window, counter and other promotional signage; billboards; direct mail, newspaper and print advertising; other advertising and promotional materials; Internet website(s); television and radio media; Store grand opening/re-opening events and promotions; and national, regional, local, and Store-specific advertising and promotional campaigns and events, including with respect to each of the foregoing, creation, development, maintenance, administration, space and time charges, agency planning, selection, and placement.

“Affiliate” means, with respect to any person or entity, any other person or entity controlling, controlled by, or under common control with such person or entity.

“Agreement” or “Franchise Agreement” means this agreement between you and us for the operation of the Store under the 7-Eleven System and Service Mark.

“Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war.

“Audit” means a physical count of the Inventory (priced at retail value determined as provided in this Agreement), Receipts, Cash Register Fund, cash, bank drafts, and supplies of items for which you earn a commission (e.g., lottery tickets and money order blanks), pursuant to our normal procedures.

“Bank” means the bank or similar institution that we designate for the Store and, specifically, the account established for the Store.

“Base Period Gross Profit” means the Gross Profit of the Store for the immediately preceding twelve (12) month period, regardless of who operated the Store during such twelve (12) month period.

“Bona Fide Suppliers” means persons or entities regularly conducting the business of supplying or distributing merchandise, supplies or services to retail businesses and performing all of the functions normally associated with such activities; provided that, unless you obtain our prior written consent, neither you, your Affiliate, nor any other 7-Eleven franchisee may be a Bona Fide Supplier.

“Bookkeeping Records” means the Financial Summaries and other records and reports that we prepare or that we require you to prepare relating to the operation of the Store. We may, at our option, change the format, manner or timing of the records we prepare and the procedures for collecting or compiling data

Exhibit E – Page 1

for the reports. The Bookkeeping Records will be based upon information you supply to us, information obtained by us from Audits, Store inspections and vendors, and, where necessary or appropriate, information based upon estimates or factors concerning Store transactions. We prepare the Bookkeeping Records in accordance with the terms of this Agreement, and such terms will control over any external accounting rules. We currently maintain the inventory records and reports derived from these records by using the Retail Method (see definition of “Retail Book Inventory”), and adjust the retail value to cost as described in Exhibit D. However, we reserve the right to change our method of Inventory valuation from the Retail Method to the Cost Method either for the entire Store or for one (1) or more product categories. If we exercise this right, you agree to enter an amendment to this Agreement which contemplates reasonable conforming changes to this Agreement to address conversion from the Retail Method to the Cost Method. Such conforming amendment will be designed to have no material effect on you or us.

“Burglary” means the stealing of Inventory from within the Store during a period of time when the Store is closed as permitted by this Agreement, all doors are properly closed and locked, and entry is by actual force evidenced by visible marks made by tools, explosives, electricity, or chemicals.

“Business Day” means any day other than Saturday, Sunday or the following national holidays: New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas.

“Cash Register Fund” means the amount agreed to in writing by you and us for change in the Store.

“Cash Report” means the electronic form or other method of reporting your Receipts and/or Net Sales and/or any other information that we require from time to time. You agree to complete a Cash Report for each Collection Period. Each Cash Report must indicate the time and date at which the Collection Period ended.

“Cash Variation” means the unaccounted for difference between Receipts required to be deposited or delivered to us and the actual Receipts deposited or delivered to us as reflected in the Cash Report.

“Category” means a distinct, measurable and manageable group of products and/or services sold from a 7-Eleven Store as specified by us.

“Collateral” has the meaning given such term in the Security Agreement.

“Collection Period” means each time period for which you report Receipts. Your first Collection Period will start when you begin operating the Store, and may end, at your discretion, at any time within your first 24 hours of operation. Each subsequent Collection Period will begin as soon as the immediately preceding Collection Period ends and must be 24 hours in length (unless we agree otherwise).

“Competitive Business” means any business that is the same as or similar to a 7-Eleven Store (except 7-Eleven Stores operated under valid agreements with us), including a convenience store or other store not designated as a convenience store in which the product mix is fifty percent (50%) or more of goods or services substantially similar to those then-currently offered by a 7-Eleven Store.

“Confidential Information” means knowledge, know-how (for example, methods and processes) and other information concerning the operation or another aspect of a 7-Eleven Store which may be communicated to you or of which you may be apprised in connection with the operation of the Store under the terms of this Agreement, including all information contained in the On-Line Systems Support Guide; all information, knowledge, know-how, techniques and materials used in or related to the 7-Eleven System

Exhibit E – Page 2

which we provide to you in connection with this Agreement; and information or data compiled by or stored in the 7-Eleven Store Information System.

“Cost of Goods Sold” means the Cost Value of Inventory at the beginning of the Accounting Period plus the cost of Purchases during the Accounting Period (including delivery charges and cost equalization), and minus the Cost Value of the Inventory at the end of the Accounting Period. We will make adjustment so that any bad merchandise (caused by you or your employees) and Inventory Variation will not be included in Cost of Goods Sold. We will credit to Cost of Goods Sold all discounts and allowances (including promotional and display allowances) paid to us and allocated or reasonably traceable to Purchases, except for:

(a)	Wholesale Vendor discounts and allowances (that is, discounts and allowances customarily offered by vendors to wholesalers; provided, however, that in the event we become a wholesaler to you, for any products or services that we sell to you for which we receive wholesaler discounts or allowances, the wholesale prices to you will be competitive with the other wholesalers of those products on a Market Basket Basis); and

(b)	reimbursements to us for our expenditures under vendors’ co-operative advertising or other similar programs where the vendor partially or wholly reimburses us (or where costs are shared) for advertising expenditure programs, so long as we actually spend the money in accordance with the vendor’s criteria for advertising the vendor’s product.

We will credit discounts and allowances, not allocated or reasonably traceable to individual store Purchases, to Cost of Goods Sold on the basis of Store sales or Purchases compared with sales or purchases of all affected stores. We will credit discounts, allowances and the value of premiums you receive to Cost of Goods Sold. We will not be obligated to credit any uncollected discounts or allowances to Cost of Goods Sold. We are not required to credit System Transaction Amounts to Cost of Goods Sold. We are not required to credit vendor-supplied equipment or equipment reimbursements to Cost of Goods sold if:

(a)	the equipment is part of a vendor’s standard provision of services to its customers in general (for example, where a vendor generally offers merchandise racks to its customers);

(b)	a vendor provides equipment as an integral part of a service for which you receive a commission, rental fee or royalty (for example, ATM’s, copier machines, telephones, etc.); or,

(c)	we made a commercially reasonable effort to negotiate with the vendor to obtain a lower product cost instead of the equipment.

We are also not required to credit monies paid to us by vendors to purchase equipment to Cost of Goods Sold if the monies are actually used by us to purchase equipment as designated by the vendor.

“Cost Method” means a method of inventory valuation whereby (a) a perpetual unit inventory is maintained (as confirmed by a periodic physical count of the inventory) and (b) inventory at cost is computed as the unit inventory times net unit cost.

“Cost Value” means the cost value of the Inventory at any time, determined by: (a) deducting from the Retail Book Inventory the included retail value of all consigned merchandise, and designated Special Items; (b) adjusting from retail value to cost as specified in Exhibit D; and (c) adding the cost value of the designated Special Items.

Exhibit E – Page 3

“Current Deposit” means all Receipts obtained during the immediately preceding Collection Period and accounted for by the proper completion of the most recent 7-Eleven Cash Report relating to those Receipts.

“Down Payment” means the initial amount you actually pay us related to the operation of the Store as stated in Exhibit D. The Down Payment is separate and apart from the Franchise Fee.

“Effective Date” means the date you first begin operating the Store for business under this Agreement.

“Electronic Invoice” means an electronic invoice or other electronic or online billing systems invoice.

“Excess Investment Draw” means an amount paid to you which equals the amount by which your Net Worth exceeds your total assets (as reflected on the balance sheet that we prepare for the Store for each Accounting Period from the Bookkeeping Records).

“Expiration Date” means the earlier of the date which is fifteen (15) years from the Effective Date or the expiration of the current term of the lease or the master lease on the real estate.

“Final Inventory” means the Inventory of the Store that you agree to transfer to us or a third-party that we designate upon the expiration or termination of this Agreement in accordance with Paragraph 28(a)(2) of this Agreement, excluding any portion of the Inventory which, in our sole and reasonable opinion, is of a type, quantity, quality, or variety that is not consistent with the 7-Eleven Image or standards.

“Financial Summaries” means summaries of financial information for the Store that we prepare from the Bookkeeping Records in the form of income statements, balance sheets, reports reflecting credits and debits to your Open Account, inventory records and other records and reports relating to Store income, expenses, profits and losses, assets and liabilities. The Financial Summaries are prepared in the manner we deem appropriate and are prepared for each Accounting Period.

“Foodservice” means our system for retailing a menu of prepared food products and related items, with such changes approved and adopted by us from time to time.

“Foodservice Facility” means the area or areas of the Store and related 7-Eleven Equipment from time to time used for the Foodservice operation.

“Foodservice Operations Manual” means a compilation of the 7-Eleven Foodservice Standards, whether in electronic or written form.

“Franchise Fee” means the initial amount that you agree to pay to us, as set forth in Exhibit D, in consideration for the grant of the 7-Eleven Store franchise.

“Franchisee” means the person(s) named as the Franchisee on the signature page and signing this Agreement as the Franchisee (or subsequently added as a “Franchisee” in a writing signed by each of the parties). If there is more than one Franchisee, they will be jointly and severally liable for the obligations of the “Franchisee” under this Agreement.

“Fresh Food” means perishable food products offered in 7-Eleven Stores, including sandwiches, roller grill items, baked goods, salads, foods served or taken hot, dairy (including milk, flavored milk, and yogurt), bread, and any other similar perishable food product as reasonably determined by us; provided, however, that any “Fresh Food” cannot have a shelf life of more than two (2) weeks, unless through technology or other means the freshness of the product can be extended past two (2) weeks.

“Gross Profit” means Net Sales less Cost of Goods Sold.

Exhibit E – Page 4

“HVAC Equipment” means the heating, ventilation and air conditioning unit and related equipment, duct work, filters and refrigerant gas for the air conditioning unit, but does not include water heaters, equipment and refrigerant gases for refrigerated vaults and cases, and other equipment used in connection with the sale of Inventory from the Store.

“Interim Financial Summaries” means Financial Summaries that we prepare during, but not at the end of, any Accounting Period. All components of Interim Financial Summaries will be prorated based on the number of days during the Accounting Period for which such Interim Financial Summaries are prepared.

“Internet” means a global computer-based communications network.

“Inventory” means all merchandise for sale from the Store, including deposit bottles, Special Items, and consigned merchandise (other than consigned gasoline).

“Inventory Overage” means the amount by which the retail value of the Inventory as reflected by an Audit is greater than Retail Book Inventory.

“Inventory Shortage” means the amount by which the retail value of the Inventory as reflected by an Audit is less than the Retail Book Inventory.

“Inventory Variation” means any Inventory Overage or Inventory Shortage, adjusted from retail value to cost as specified in Exhibit D. Inventory Variation is debited or credited, as applicable, to Operating Expenses.

“Lease” means our lease to you of the Store and adjoining property as described in Exhibit A, and, separately, the 7-Eleven Equipment. Except as otherwise provided in this Agreement, if an allocation of the 7-Eleven Charge to the lease of 7-Eleven Equipment is required by law or ordinance, or for taxation purposes, the amount of the 7-Eleven Charge allocable to the lease of the 7-Eleven Equipment will be equal to the monthly straight line depreciation of the 7-Eleven Equipment, unless provided otherwise elsewhere in this Agreement.

“Leasehold Rights” means our rights to possession of the Store under any pre-existing or subsequent lease of the Store, whether pursuant to the current term of a lease, an option we exercise, or our re-negotiation of the lease. We have no obligation to exercise any options or other contractual rights, or otherwise enter into any agreement for the purpose of retaining Leasehold Rights.

“Maintenance Contracts” means contracts that you are required to obtain with reputable firms for maintenance and repair of the Store and 7-Eleven Equipment and, if we consider it appropriate or necessary, for the landscaped areas outside the Store as provided in Paragraph 20(b).

“Market Basket Basis” means a vendor’s standard product mix that meets our Stores’ purchase needs (excluding Proprietary Products), and is sold under terms that include a balanced comparison of payment terms and methods, in-store services, product mix, service area, frequency of delivery and delivery windows.

“Material Breach” means those breaches of this Agreement specifically set forth in Paragraph 26 or a breach of any amendment to this Agreement.

“Minimum Net Worth” means the minimum amount of Net Worth that you agree to maintain in accordance with Paragraph 13(d).

Exhibit E – Page 5

“Monthly Draw” means an amount equal to 70% of the total increase in Net Worth over the three (3) Accounting Periods immediately before the date upon which Monthly Draw is calculated, divided by three, minus any amounts reflected on your most recent Bookkeeping Records as distributions to you of additional draw, unauthorized draw or Excess Investment Draw; provided however, you will not be entitled to a Monthly Draw if it will result in reducing in your Net Worth to any amount below the Minimum Net Worth required pursuant to Paragraph 13(d) of this Agreement.

“Net Sales” means the total value charged to customers and received by the Store for the sale of Inventory and all other products and services sold, except (a) sales tax and (b) the value of those products and services for which you earn a commission or fee, provided that Net Sales will include the value of such commissions or fees but will not include the value of commissions that you receive for the sale of gasoline.

“Net Worth” means the difference between the Store’s total assets and the Store’s total liabilities, all of which are as reflected on the balance sheet that we prepare for the Store each Accounting Period as derived from the Bookkeeping Records.

“On-Line Systems Support Guide” means our on-line confidential support guide containing training and informational material related to the operation of a 7-Eleven Store, including any additions to, deletions from or revisions of the On-Line Systems Support Guide.

“Open Account” means an account that we agree to establish and maintain for you as part of the Bookkeeping Records. References to debits (charges) to the Open Account in this Agreement mean increases in the amounts you owe us (for example, when we pay a vendor’s invoice on your behalf the Open Account is debited or charged) and credits to the Open Account mean decreases in the amounts you owe us (for example, when Receipts are deposited in the Bank, such amount is credited to the Open Account).

“Operating Expenses” means the expenses (or credits) you incur in operating the Store for: (a) payroll; (b) payroll taxes (including unemployment, worker’s compensation, payroll insurance, and social security contributions); (c) Inventory Variation; (d) Cash Variation; (e) maintenance, repairs, replacements, laundry expense, and janitorial services; (f) telephone; (g) Store supplies, including grocery bags and other Store-use items; (h) governmental fees and others fees or costs for licenses, permits, and bonds; (i) interest; (j) returned checks; (k) inventory and business taxes; (l) bad merchandise caused by you or your employees; (m) Advertising Fees and other advertising; and (n) other miscellaneous expenditures which we (in our reasonable judgment and regardless of the classification by you or the Internal Revenue Service) determine to be Operating Expenses.

“Proprietary Products” means products or services we develop or designate which are: (i) unique to us because of their (a) ingredients, (b) formulas, (c) manufacturing or distribution processes, or the manner in which they are presented or marketed to consumers; and (ii) which we support and control through (a) trademarks and/or packaging that bears one or more trademarks, any of which are owned by or licensed to us, (b) copyrights, (c) quality control, and/or (d) advertising.. The currently required Proprietary Products are listed on Exhibit G to this Agreement.

“Purchases” means all your purchases of Inventory for sale from the Store.

“Reasonable and Representative Quantity” means the minimum number of units for each SKU that you are required to carry as specified by us from time to time. After the initial order of any particular product, such quantity may be adjusted upon the mutual agreement by you and our local representative based on

Exhibit E – Page 6

information from sales of the initial Inventory of such product using the 7-Eleven Store Information System.

“Receipts” means all sales proceeds (whether cash, check, credit instrument, or other evidence of receipt), commission revenues on items for which you earn a commission (e.g., lottery tickets and money order blanks), discounts or allowances you receive, and miscellaneous income (including rentals, royalties, fees, commissions and amounts you receive from on-site currency operated machines) and the value of premiums received from your operation of the Store. (Receipts from on-site currency operated machines are considered received at the time the proceeds are collected from the machine).

“Recommended Vendor(s)” are those Bona Fide Suppliers described in Paragraph 15(h) and which are listed on the 7-Eleven Intranet. The list of Recommended Vendors may be changed from time to time.

“Recommended Vendor Purchase Requirement” means you agree to purchase at least eighty-five percent (85%) of your total Purchases and, separately, eighty-five percent (85%) of your cigarette purchases, both computed monthly at cost, from Recommended Vendors. No purchase will be credited towards your Recommended Vendor Purchase Requirement unless the purchase is from a Recommended Vendor we have approved and your purchase was made from such Recommended Vendor in its capacity as a Recommended Vendor which includes compliance with our requirements for Recommended Vendors, including the recommended method of distribution. The cost value used to calculate the percent of Purchases and cigarette purchases from Recommended Vendors will only include cost as reflected on vendor invoices. Cost for purposes of calculating this requirement will exclude allowances, rebates and discounts not reflected on vendor invoices. In order to count towards your Recommended Vendor Purchase Requirement, the products must be ordered and paid for through our recommended method for ordering and paying for that vendor. Notwithstanding the above, your Purchases of products from non-Recommended Vendors will be deemed to be purchases from Recommended Vendors if you provide us with written substantiation that: (i) you ordered a product carried by a Recommended Vendor and were advised in writing by that Recommended Vendor that such product was out of stock; or (ii) you purchased products or services from a non-Recommended Vendor that were also available from a Recommended Vendor, and the non-Recommended Vendor provided written evidence of a bona fide offer to sell on a Market Basket Basis to all 7-Eleven stores in the geographic area serviced by the Recommended Vendor all products or services that are available from the Recommended Vendor, on a Market Basket Basis, at a lower cost than the Recommended Vendor. For example, if a Recommended Vendor has made a bona fide offer to sell a group of products or services to all 7-Eleven stores in the Recommended Vendor’s service area at specific prices, the non-Recommended Vendor must make a similar bona fide offer to sell all products that are available from the Recommended Vendor, on a Market Basket Basis to all 7-Eleven stores in the same geographic area, at a lower cost than the Recommended Vendor.

“Related Trademarks” means the trademarks, service marks, trade names, trade dress and other trade indicia, except for the Service Mark, which we may authorize you to use from time to time as part of the 7-Eleven System. “Related Trademarks” also includes all other combinations of the word or numeral “7” and the word or numeral “Eleven,” in any language, other than those comprising the Service Mark. For example only, Related Trademarks include the trademarks BIG GULP and BIG BITE, as well as the distinctive trade dress of 7-Eleven Stores.

“Retail Book Inventory” means the book Inventory maintained as part of the Bookkeeping Records which reflects the retail value of the Inventory. We will initially determine the Retail Book Inventory by an Audit of the initial Inventory. After that, we will adjust the Retail Book Inventory by: (a) adding the retail value (based on your then-current retail selling prices) of subsequent Purchases (other than gasoline); (b) subtracting Net Sales of items reflected in the Retail Book Inventory; (c) adding or subtracting the retail value of all retail selling price increases or decreases of items reflected in the Retail

Exhibit E – Page 7

Book Inventory, as reported by you to us, or determined from surveys of the Inventory by us; (d) subtracting the included retail value of any merchandise used as Store supplies and out-of-date date-coded merchandise or merchandise which is damaged or deteriorated as reported by you to us and verified by us; and (e) subtracting any Inventory Shortage or adding any Inventory Overage. We will determine the Retail Book Inventory at expiration or termination of this Agreement by an Audit we conduct. We will appropriately adjust the Retail Book Inventory to reflect the results of each binding Audit. For the initial Audit and the Audit on expiration or termination, we will determine the retail value of the Inventory at our then-current suggested retail selling prices. For any other Audit, we will determine the retail value of the Inventory at your then-current retail selling prices.

“Retail Method” means a method of inventory valuation whereby inventory transactions and the perpetual inventory records are maintained using retail values and the total retail value of inventory is converted to cost using a cost complement percentage. For purposes of this Agreement, the percentage to convert retail value to cost value is as set forth in Exhibit D.

“Robbery” means the theft of Receipts and/or Cash Register Fund (other than a Safe Robbery), Inventory, or Store supplies from you, your agents or employees by acts or threat of violence in the Store; while Receipts and/or Cash Register Fund are being transported directly from the Store to the Bank; between two (2) or more 7-Eleven Stores franchised by you while in route to the Bank and in the presence of you, your agents or employees, if not committed by you or your agents or employees.

“Safe Burglary” means the theft of Receipts or Cash Register Fund from a vault, safe, or security drop box in the Store and approved by us during a period of time when the Store is closed as permitted by this Agreement and when all doors of the Store and of the vault, safe, or security drop box are closed and locked and entry is by actual force evidenced by visible marks made by tools, explosives, electricity, or chemicals if not committed by you or your agents or employees.

“Safe Robbery” means the theft of Receipts from a vault, safe, security drop box, or vending tubes in a safe in the Store and approved by us by acts or threat of violence committed in you presence or the presence of your agents or employees, if not committed by you or your agents or employees.

“Security Agreement” means a security agreement substantially in the form attached to this Agreement as Exhibit I.

“Service Mark” means the service mark logo and design registered in the United States Patent and Trademark Office (as Registration No. 920,897) and the 7-Eleven service mark registered in the United States Patent and Trademark Office (as Registration No. 798,036).

“7-ELEVEN,” “7-Eleven,” “we”, “us”, and “our” means 7-Eleven, Inc., a Texas corporation.

“7-Eleven Charge” means an amount equal to the percentage of Gross Profit specified in Exhibit D.

“7-Eleven Equipment” means all pieces of equipment and related items, whether mechanical, electronic or otherwise, leased or otherwise provided by us to you, including the 7-Eleven Store Information System and any other equipment provided by third parties.

“7-Eleven Foodservice Standards” means mandatory and suggested quality, foodservice and other reasonable operating standards as may from time to time be established by us and set out in the Foodservice Operations Manual.

Exhibit E – Page 8

“7-Eleven Image” means the acceptance, reputation and goodwill achieved by us and our franchisees in the U.S. and elsewhere that is represented by the Service Mark, and the Related Trademarks for 7-Eleven Stores operated pursuant to the 7-Eleven System and the products and services offered in them.

“7-Eleven Intranet” is our restricted global computer-based communications network.

“7-Eleven Payroll System” means our system for recording, preparing and distributing payroll to you and/or your employees.

“7-Eleven Store Information System” means the proprietary electronic store operations system that provides for scanning, ordering and completing other 7-Eleven Store operations related tasks. The 7-Eleven Store Information System includes POS scanners, computers and any other hardware we use and all software associated with it, including any replacement or modified computer or other electronic system used in connection with 7-Eleven Store operations.

“7-Eleven System” means the system for the fixturization, equipping (including the development and use of computer information systems hardware and software), layout, merchandising, promotion (sometimes through products or services consisting of, including or identified by trademarks, service marks, trade names, trade dress symbols, other trade indicia, copyrightable works, including advertising owned or licensed by us), and operation of extended-hour retail stores operated by us or our franchisees in the U.S. and elsewhere and identified by the Service Mark and the Related Trademarks. The 7-Eleven System provides beverages, non-food merchandise, specialty items, various services, take-out foods, dairy products and groceries, and emphasizes convenience to the customer. We have developed the 7-Eleven System and are continually refining, modifying and updating the System based on experience and new developments to meet and serve the preferences of the customer. The distinguishing characteristics of the 7-Eleven System include use of the Service Mark and Related Trademarks, distinctive exterior and interior design, decor, color scheme, and furnishings; standards, specifications, policies and procedures for operations; quality and uniformity of products and services offered; procedures for inventory, management and financial control; training and assistance; and advertising and promotional programs, all of which may be changed, deleted, improved, and further developed by us from time to time.

“SKU” means stockkeeping unit, the common understanding for individual items of merchandise, each with a unique Universal Product Code.

“Special Items” means the containers, ingredients, condiments, and other items used or furnished in connection with the preparation or sale of a specific product and so designated by us. We reserve the right to determine which Special Items will be included in the monthly Inventory. All Special Items will be inventoried and accounted for upon termination or expiration of this Agreement.

“Store” means the 7-Eleven convenience store described on Exhibit A.

“System Transaction Amounts” means amounts that vendors or others pay us or third parties for the use of the 7-Eleven Store Information System or data collected by the 7-Eleven Store Information System or any replacement or modified computer information system used in connection with Store operations. Where the third party is a Recommended Vendor, we will obtain System Transaction Amounts only if such vendor represents to us in writing that (a) the vendor will not increase the cost of services and products to 7-Eleven Stores to recoup the System Transaction Amounts paid, and (b) the vendor would not apply the System Transaction Amounts to lower the cost of goods for services and products sold to 7-Eleven Stores.

“Term” means the initial term of this Agreement as set forth in Paragraph 9.

Exhibit E – Page 9

“Trade Secrets” means the On-Line Systems Support Guide; the 7-Eleven System; all manuals, directives, forms, information and materials included in the 7-Eleven System in any form, whether electronic or otherwise. The Trade Secrets are restricted proprietary information and are our sole property. The Trade Secrets are exclusively for our benefit and the benefit of our franchisees.

“Transferring Franchisee” means a franchisee who is executing a franchise agreement as a result of choosing a Transfer (as defined in Paragraph 25 of this Agreement) under the provisions of a 7-Eleven Store Franchise Agreement or an amendment to a 7-Eleven Store Franchise Agreement.

“24-Hour Operation” means your operation of the Store 24 hours a day, 7 days a week (except, at your option, Christmas day).

“Weekly Draw” means the amount that we agree to remit to you once every week indicated in subsection (h) in Exhibit D.

“Wholesale Vendor” means a Bona Fide Supplier who regularly supplies merchandise or provides services to convenience or similar stores.

“Withdrawal Notice” means the notice that we agree to provide you pursuant to Paragraph 26(d) if we determine to cease operation of all 7-Eleven Stores in the geographic market area in which your Store is located.

FRANCHISEE

By:
Printed Name:
Date:

By:
Printed Name:
Date:

7-ELEVEN, INC.

By:
Name:
Title:
Date:

Exhibit E – Page 10

EXHIBIT F

SURVIVORSHIP

7-ELEVEN STORE NO.

Notwithstanding anything in the Franchise Agreement or the Exhibits to the Franchise Agreement to the contrary:

l. As used in this Survivorship Agreement, “Death of the Franchisee” means the death of the individual Franchisee, if there is only one Franchisee or, if there is more than one Franchisee under the Franchise Agreement, the “simultaneous death of all the Franchisees” as defined below. If a Death of the Franchisee occurs, we agree to operate the Store for the benefit of the Franchisee’s estate from the period beginning on the Death of the Franchisee and ending on the earliest of the following events:

(a) The sale of the franchise by the estate and mutual termination of the Franchise Agreement in accordance with the terms of this Survivorship Agreement and the Franchise Agreement;

(b) The Effective Date of a new 7-Eleven Store Franchise Agreement with a designated individual as provided in this Survivorship Agreement; or,

(c) The expiration of 30 days, or any longer notice period provided in the Franchise Agreement. If any of these events occur, the Franchise Agreement will terminate as provided in this Survivorship Agreement. “Simultaneous death of all the Franchisees” means the death, within a 72 consecutive hour period (whether or not the deaths arise from the same casualty or occurrence) of all the individuals who executed the Franchise Agreement and/or were subsequently added as “Franchisee(s)” in a writing signed by the parties.

The “Notice Period” is the period beginning with the Death of the Franchisee and ending upon the occurrence of one of the above referenced events. If a Death of the Franchisee occurs, then for any Accounting Period during the Notice Period, we will not charge the Open Account for Inventory Variation, payroll or payroll taxes (including your draw amount) an amount more than the average experience of the Store for the category in question for the three calendar months before the Death of the Franchisee (or any shorter period the Franchise Agreement was in effect). We agree to indemnify the Franchisee’s estate from any claims which arise during this period and pay any balance due you from us to the Franchisee’s estate in accordance with the Franchise Agreement.

2. You may designate in writing and notify us of (pursuant to the notice provision in the Franchise Agreement) up to three individuals, listed alternatively and in order of preference, whom you believe qualified to franchise the Store after the Death of the Franchisee and each of whom individually would like the opportunity to do so. You acknowledge and agree that we will offer the opportunity to franchise the Store to one individual (and his or her spouse) only, and that we will make this offer to one individual at a time, in accordance with the order in which you designated the individuals on the notice you provided to us. To be effective, the notice of designation must be either personally delivered or postmarked not later than one day before the date of the Death of the Franchisee. You may change the designation in writing to us, effective upon receipt, up to the day before the date of the Death of the Franchisee.

If you have designated individuals in this way, then, after the Death of the Franchisee, we agree to promptly attempt to locate and arrange an interview with the designated individual and we will advise the estate whether or not that designated individual has been located and is qualified in accordance with our

Exhibit F – Page 1

then-current qualification procedures. If more than one individual is designated and the first designated individual cannot be reasonably located, is not qualified under our then-current qualification procedures or is not interested in obtaining a franchise for the Store, we agree to attempt to locate and determine the qualifications and interest of the second designated individual, and likewise for the third individual, if necessary, and we will advise the estate accordingly.

If, before the Notice Period expires, one of the designated individuals qualifies and wishes to franchise the Store; the estate agrees with us to mutually terminate the Franchise Agreement; the estate waives (in a form satisfactory to us) any claim it may have to sell the franchise; the estate pays or makes arrangements satisfactory to us for payment of any amount due us under the Franchise Agreement; and, if the Franchisee is a corporation, the designated individual acquires ownership or control of all of the authorized, issued and outstanding shares of the Franchisee corporation, then we agree to sign a new 7-Eleven Store Franchise Agreement for the Store in the then-current form with the designated individual. In addition, if the Franchisee is a corporation, after the designated individual has acquired ownership or control of all of the authorized, issued and outstanding shares of the Franchisee corporation and signed a new 7-Eleven Store Franchise Agreement for the Store in the then-current form, we will have the new 7-Eleven Store Franchise Agreement assigned to the former Franchisee corporation or another corporation named by the designated individual, if all our then-current conditions for assignment have been satisfied. We agree not to charge any Franchise Fee. There will be no change in the financial terms from those in the Franchise Agreement until the expiration date of the original Franchise Agreement if it had not terminated earlier. At the expiration date of the original Franchise Agreement, the financial terms in the new 7-Eleven Store Franchise Agreement executed by the designated individual will become effective for the remainder of the term of the then-effective Franchise Agreement.

3. If, before the Notice Period expires, neither of the first two events specified in Paragraph 1 (a) and (b) above occurs; and the estate delivers to us a written request indicating that it desires to arrange a sale of the franchise and has made and will continue to make good faith efforts to find a qualified purchaser and the estate pays or makes arrangements satisfactory to us for the payment of any amount due us under the Franchise Agreement, then we agree to give the estate the opportunity to arrange a sale of the franchise for a total of 120 days from the Death of the Franchisee (including the Notice Period). We agree not to refranchise the Store during that time unless the estate waives in writing any claim it may have to sell the franchise, even though the Franchise Agreement has terminated. However, from the 31st through the 120th day, we will operate the Store for our benefit alone.

4. One of our officers must review and approve any arrangement between us and the estate, including application of the terms of this Survivorship Agreement, before the arrangement can be implemented.

5. As consideration of our allowing you to designate a successor to your interest, and as a condition before we agree to be bound by the terms of this Survivorship Agreement, you agree with us:

(a) That notwithstanding any probate or estate administration proceedings involving you or your state, or disputes by, among or between your designees, heirs, legatees, beneficiaries, successors in interest or the like, the time limits established by the terms of this Survivorship Agreement will control and govern our obligations and the rights of any party arising from the terms of this Survivorship Agreement, and

(b) That if a dispute arises concerning the disposition of the franchise pursuant to this Survivorship Agreement and/or the Franchise Agreement, and the dispute involves us or our rights or obligations, then any expenses we reasonably incur in that dispute, including attorneys’ fees and court costs, will either be borne by the Open Account or your estate, or both (at our option).

Exhibit F – Page 2

6. You agree that, if the Franchisee operates more than one (1) 7-Eleven Store, the survivorship rights contained in this Survivorship Agreement will apply to only one (1) of Franchisee’s 7-Eleven Stores, notwithstanding the fact that an agreement the same as or similar to this Survivorship Agreement may have been signed in connection with the execution of 7-Eleven Store Franchise Agreements for each of Franchisee’s 7-Eleven Stores.

Except for terms defined in this Survivorship Agreement, the terms used in this Survivorship Agreement will have the meanings defined in the Franchise Agreement.

FRANCHISEE

By:
Printed Name:
Date:

By:
Printed Name:
Date:

7-ELEVEN, INC.

By:
Name:
Title:
Date:

Exhibit F – Page 3

EXHIBIT G

REQUIRED PROPRIETARY PRODUCTS

Following is a list of the Proprietary Products that you are required to carry in the Store at all times. We may delete any of these items or add any new items at any time upon reasonable notice.

Product	Description and Presentation
SLURPEE®: Frozen Carbonated Beverage	Frozen carbonated beverage, prepared with a variety of high-quality syrups, properly mixed, and served in standardized, trademarked cups.

SLURPEE®: candy, gum, frozen treats other products	Candy, gum, frozen treats and other products prepared using 7-Eleven approved specifications and packaged using SLURPEE® Marks

GULP®, BIG GULP®, SUPER BIG GULP®, XTREME GULP®, DOUBLE GULP®: beverages	Fountain soft drink beverages, prepared with a variety of high-quality syrups, properly mixed, and served in standardized, trademarked cups and mugs of various sizes.

7-ELEVEN®: coffee	Fresh brewed coffee, prepared with the 7-Eleven regionally approved coffee blend, and served in standardized, trademarked coffee cups of various sizes.

BIG BITE® ¼ POUND BIG BITE® BIGGEST BIG BITE®	High quality, all-beef hot dog, prepared using spice mix approved by us, offered in both 8:1 lb. and 1/4 lb. sizes, and served in standardized, trademarked hot dog containers.

7-ELEVEN GO-GO TAQUITOS™: snack product	High quality line of Mexican snacking products, with proprietary fillings wrapped inside a tortilla, served from the grill in a standardized, trademarked bag.

7-ELEVEN SPEAK OUT® CONNECTIONS FROM 7-ELEVEN® 7-ELEVEN VALUE +™ 7-ELEVEN CONVENIENCE CARD™ Prepaid Cards and Stored Value Cards	Prepaid long distance, wireless and local telephone products and stored value products with trademarked 7-ELEVEN® identification and packaging that is designated as part of the 7-Eleven Prepaid Card or Stored Value Card Programs.

QUALITY CLASSIC SELECTION®: Water/Beverages	High quality, proprietary trademarked bottled spring water, sparkling water, soft drinks in various sizes.

BIG EATS DELI™: food products	High quality, proprietary recipe, BIG EATS DELI branded products, and other commissary produced products, displayed in standardized and trademarked packaging.

BIG EATS BAKERY™ products	High quality, proprietary and other fresh baked goods delivered through the CDC.

7-ELEVEN® Nachos: chips	High quality nacho chips served in standardized, trademarked Nacho trays.

Exhibit G – Page 1

FRANCHISEE

By:
Printed Name:
Date:

By:
Printed Name:
Date:

7-ELEVEN, INC.

By:
Name:
Title:
Date:

Exhibit G – Page 2

EXHIBIT H

RELEASE OF CLAIMS AND TERMINATION

1.	The 7-Eleven Store Franchise Agreement between 7-Eleven, Inc. (“we,” “us”, “our” or “7-Eleven”) and the undersigned parties (“you”) dated , as amended (the “Agreement”) and which covered 7-Eleven Store No. (the “Store”) is hereby terminated effective a.m./p.m. on , 20 ,

2.	You and we hereby mutually agree that, except as specifically provided below, all claims, demands, rights, duties, guarantees, obligations, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, torts, judgments, executions, liabilities, damages, injunctions, assignments, suits or causes of action (collectively, the “claims” ) of every kind and nature, however, or wherever arising, whether known or unknown, foreseen or unforeseen, direct, indirect, contingent or actual, liquidated or unliquidated, which have arisen or which might or could arise under federal, state, or local law from any relationship, incident, or transaction arising or occurring under the Agreement or under any agreement in connection therewith, or from the execution, operation under or termination of the Franchise Agreement, and any services provided to you under the Franchise Agreement or under any other agreement relating to the Store, existing or arising at any time before or at the time of the execution of this Agreement, are hereby mutually satisfied, acquitted, discharged and released by you and us on your and our behalf and on the behalf of any person claiming under or through you or us, it being the express intention of you and us that this release be as broad as permitted by law.

3.	You intend the release contained in Paragraph 2 to acquit and forever fully discharge us, any parent of ours and any of our or our parent’s direct or indirect subsidiaries, divisions or Affiliates and our, its and their respective officers, directors, shareholders, partners, agents, employees, heirs, legal representatives, successors and assigns.

4.	If you are in California, the parties expressly waive and relinquish all rights and benefits which either may now have or in the future have under and by virtue of California Civil Code Section 1542. The parties do so understanding the significance and consequence of such specific waiver. Section 1542 provides that “[a] general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” For the purpose of implementing a general release and discharge as described in Paragraph 2 above, the parties expressly acknowledge that this Release of Claims and Termination Agreement is intended to include in its effect all claims described in Paragraph 2 above which the parties do not know or suspect to exist in their favor at the time of execution hereof, and that this Release of Claims and Termination Agreement contemplates the extinguishment of any such claims.

5.	You and we represent and warrant that the execution of this Release of Claims and Termination Agreement is free and voluntary, and that no inducements, threats, representations or influences of any kind were made or exerted by or on behalf of either party.

6.	This release will be binding upon you and us and upon your and our respective heirs, legal representatives, successors and assigns. This release is intended to be mutual and reciprocal, and it will be effective against one party only if it is effective against both parties. You and we acknowledge that this Release of Claims and Termination Agreement will be a complete defense to any claim released under the terms of Paragraph 2.

Exhibit H – Page 1

7.	You and we each represent and warrant to the other that we and you have not assigned and will not assign to any other party any of the claims released by this Release of Claims and Termination Agreement.

8.	NOTWITHSTANDING ANY OF THE FOREGOING, THIS RELEASE DOES NOT INCLUDE any amounts (1) debited or credited to you after the date of this Release of Claims and Termination Agreement, or (2) owing to either party (the “Final Settlement”) as reflected on the final Financial Summaries prepared by us. You acknowledge that all Financial Summaries prepared to the date of this Release of Claims and Termination Agreement are true and correct and that this release includes all claims affecting the figures stated in such Financial Summaries. Your endorsement of a Final Settlement check delivered to you after the preparation of the final Financial Summaries acknowledges your release of all claims affecting the figures stated on your final Financial Summaries.

9.	FURTHER NOTWITHSTANDING ANY OF THE FOREGOING, this release does not include (1) any claim that you may have against any person or entity other than us, our parent, subsidiary or Affiliated entities, and their respective officers, directors and employees; (2) any indemnity claim that you may have against us pursuant to the indemnification provisions of the Franchise Agreement when you are sued by a third party for acts or omissions occurring during your operation of the Store; and (3) any rights that you have to payments from us determined under Exhibit J.

10.	FURTHER NOTWITHSTANDING ANY OF THE FOREGOING, IF YOU ARE A MARYLAND FRANCHISEE, THIS RELEASE DOES NOT INCLUDE ANY CLAIMS PERTAINING OUR ALLEGED FAILURE TO COMPLY WITH THE MARYLAND FRANCHISE REGISTRATION AND DISCLOSURE LAW.

FRANCHISEE

By:
Printed Name:
Date:

By:
Printed Name:
Date:

7-ELEVEN, INC.

By:
Name:
Title:
Date:

Exhibit H – Page 2

EXHIBIT I

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”), dated                          , 20    , is executed by the undersigned debtor Franchisee(s) jointly and severally if more than one ( such debtor(s) are referred to individually or collectively as “you” or “your”), to and for the benefit of 7-Eleven, Inc. (“we”, “us” or “our”).

RECITALS

A. Pursuant to a Store Franchise Agreement, dated                          , 20     (the “Franchise Agreement”), between you and us, we have, among other things, agreed to make loans and other financial accommodations to you upon the terms and subject to the conditions set forth in the Franchise Agreement.

B. Our obligation to make such loans and other financial accommodations to you under the Franchise Agreement is subject, among other conditions, to receipt by us of this Security Agreement, duly executed by you.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, you agree as follows:

1. Definitions and Interpretation. When used in this Security Agreement and the Attachments to this Security Agreement, (a) the terms Equipment, Fixtures, Goods, Inventory, and Proceeds, have the respective meanings assigned to them in the UCC (as defined below); (b) capitalized terms which are not otherwise defined in this Security Agreement have the respective meanings assigned to them in the Franchise Agreement; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

“Collateral” means, with respect to you, all of your property and rights in which a security interest is granted under this Security Agreement.

“Event of Default” means (i) a Material Breach; (ii) your failure to perform or observe any term, promise, condition or obligation contained in this Security Agreement; or (iii) your breach of any representation or warranty made by you to us in or in connection with the Store, the Franchise Agreement or this Security Agreement.

“Obligations” means and includes all loans, advances, debts, liabilities and obligations, howsoever arising, owed by you to us of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or arising, in the future pursuant to the terms of the Franchise Agreement or any other agreement by or among you and us, and/or modification, renewal, or extensions of any of the foregoing, including all interest, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by you under this Security Agreement or under the Franchise Agreement or any other agreement by or among you and us, and including the Open Account Balance and

Exhibit I – Page 1

any outstanding Excess Investment Draw, Monthly Draw or 7-Eleven Charge, or rentals due under any Lease.

“Store” means 7-Eleven Store No.                                           located at                                                                                  .

“UCC” means the Uniform Commercial Code as in effect in the State of                      on the date of this Security Agreement, as may be amended or modified from time.

2. Grant of Security Interest. As security for the Obligations, you pledge and assign to us and grant to us a continuing security interest in and lien on, all of the present and hereafter acquired Goods (including Equipment, Fixtures and Inventory) held or maintained at the Store or otherwise used in the ownership or operation of the Store and all Proceeds thereof, and all present and hereafter acquired rights, title and interest relating to the Store, including, but not limited to, all premium and going concern value, if any, of the Store, and your right, if any, to effect a premium sale, and all proceeds thereof, whether now owned, or acquired in the future or arising, and wherever located, including those types of property described on Attachment 1 to this Security Agreement.

3. Representations and Warranties. You represent and warrant to us that:

(a) We have (or in the case of after-acquired Collateral, at the time you acquire rights in the Collateral, will have) a first priority perfected security interest in the Collateral.

(b) Your chief executive office and principal place of business are as set forth on Attachment 2 to this Security Agreement, and each other location where you maintain a place of business is also set forth on Attachment 2 to this Security Agreement.

[USE FOR ENTITY FRANCHISEE: (c) You are a                     , duly organized, validly existing and in good standing under the laws of the state set forth on Attachment 2 to this Security Agreement, and are a “registered organization” (as such term is defined in the UCC) in such state.]

[USE FOR INDIVIDUAL FRANCHISEE: (c) You are an individual located in                     .]

(d) You are duly qualified, licensed to do business and in good standing in all jurisdictions in which such qualification or licensing is required.

(e) Your exact legal name is as set forth on the signature pages of this Agreement, and during the five years preceding the date of this Security Agreement you have not been known by any different legal name nor have you been the subject of any merger or other corporate reorganization.

4. Covenants. You agree to:

(a) Perform all acts that may be necessary to maintain, continue, preserve, protect and perfect the Collateral, the security interest granted to us in the Collateral and the first perfected priority of such security interest.

(b) Not use or permit any Collateral to be used in violation of any provision of the Franchise Agreement or this Security Agreement.

Exhibit I – Page 2

(c) Pay promptly when due all taxes and other governmental charges, all liens and all other charges now or imposed in the future upon or affecting any Collateral.

(d) Without 30 days’ prior written notice to us, not (i) change your name or place of business (or, if you have more than one place of business, your chief executive office), (ii) keep Collateral consisting of Equipment at any location other than the Store; or (iii) adopt a plan of conversion or reorganize under the laws of a state other than your state of organization as set forth on Attachment 2 to this Security Agreement.

(e) If we give value to enable you to acquire rights in or the use of any Collateral, use such value for such purpose.

(f) Take other action we reasonably request to insure the attachment, perfection and first priority of, and our ability to enforce, the security interests in all of the Collateral.

(g) Keep separate, accurate and complete records of the Collateral and must provide us with such records and such other reports and information relating to the Collateral as we may reasonably request from time to time.

(h) Not sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest in such Collateral except as expressly permitted in the Franchise Agreement and you agree to keep the Collateral free of all liens.

(i) Comply with all material legal requirements applicable to you which relate to the production, possession, operation, maintenance and control of the Collateral and operation of the Store (including the Fair Labor Standards Act).

5. Authorized Action by Agent. You irrevocably appoint us as your attorney-in-fact and agree that we may, on or after an Event of Default, perform (but we will not be obligated to and will incur no liability to you or any third party for failure to so perform) any act which you are obligated by this Security Agreement to perform, and to exercise such rights and powers as you might exercise with respect to the Collateral. You acknowledge and agree that this Security Agreement is an “authenticated record” for purposes of UCC Articles 9.509(a) and (b), and you authorize the filing by us of UCC financing statements naming you as the “debtor(s)” in such financing statements.

6. Default and Remedies. In addition to all other rights and remedies granted us by this Security Agreement, the Franchise Agreement, the UCC and other applicable law, we may, upon the occurrence and during the continuance of an Event of Default, exercise any one or more of the following rights and remedies: (a) foreclose or otherwise enforce our security interests in any or all Collateral in any manner permitted by applicable law, the Franchise Agreement or this Security Agreement; (b) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as we may determine; (c) require you to assemble the Collateral and make it available to us at a place to be designated by us; (d) enter onto any property where any Collateral is located and take possession of such Collateral with or without judicial process; and (e) prior to the disposition of the Collateral, store, process, repair or recondition any Collateral consisting of Goods, or otherwise prepare and preserve Collateral for disposition in any manner and to the extent we deem appropriate. You agree that 10 days’ notice of any intended sale or disposition of any Collateral is reasonable. We will have no

Exhibit I – Page 3

duty as to collection or protection of the Collateral or any income on such Collateral, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining to prior parties beyond, in the case of any Collateral in our possession, the same safe custody of such Collateral to the extent afforded to our property. All of our rights and remedies whether or not granted under this Security Agreement will be cumulative and may be exercised singularly or concurrently.

7. Miscellaneous.

(a) Notices. All notices, requests, demands, consents, instructions or other communications to or upon you or us under this Security Agreement must be in writing and must be delivered in accordance with the terms and provisions of Paragraph 31(e) of the Franchise Agreement.

(b) Waivers; Amendments. Any term, promise, agreement or condition of this Security Agreement may be amended or waived if such amendment or waiver is in writing and is signed by you and us. No failure or delay by us in exercising any right under this Security Agreement will operate as a waiver of such right or of any other right nor will any single or partial exercise of any such right preclude any other further exercise of such right or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given under this Security Agreement will be effective only in the specific instance and for the specific purpose for which given.

(c) Successors and Assignments. This Security Agreement will be binding upon and inure to our benefit and your benefit and to the benefit of our respective successors and assigns, including all persons and entities that become bound by this Security Agreement; provided, however, that you may sell, assign and delegate your respective rights and obligations under this Security Agreement only as permitted by the Franchise Agreement. We may disclose this Security Agreement, the Franchise Agreement and any financial or other information relating to you to any assignee or potential assignee.

(d) JURY TRIAL. YOU AND WE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO THIS SECURITY AGREEMENT IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

(e) Cumulative Rights, Etc. Our rights, powers and remedies under this Security Agreement will be in addition to all rights, powers and remedies given to us by applicable law, the Franchise Agreement or any other agreement, all of which rights, powers, and remedies will be cumulative and may be exercised successively or concurrently without impairing our rights under this Security Agreement. You waive any right to require us to proceed against any person or to exhaust any Collateral or to pursue any remedy in our power.

(f) Governing Law, Construction. This Security Agreement will be governed by and construed according to the laws of the state in which you are located from time to time in effect except to the extent preempted by United States federal law. It is expressly stipulated and agreed to be your intent and our intent at all times to comply with applicable law governing the highest lawful rate or amount of interest payable on the Obligations. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Franchise Agreement, or contracted for, charged, taken, reserved or received with respect to the Obligations, or if our exercise of our remedies under this Security Agreement or the Franchise Agreement or if any payment by you results in you having paid any interest in excess of that permitted by applicable law, then it is your and our express intent that all excess amounts previously collected by us be credited on the principal balance of the Obligations (or, if the Obligations

Exhibit I – Page 4

have been or would be paid in full, refunded to you), and the provisions of the Franchise Agreement immediately be deemed reformed and the amounts collectible thereafter under this Security Agreement and under the Franchise Agreement reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Security Agreement or under the Franchise Agreement. All sums paid or agreed to be paid to us for the use, forbearance or detention of the Obligations will, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the usury ceiling from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

(g) Conflicting Provisions. To the extent there exists any conflict or inconsistency between the terms of this Security Agreement and the terms of the Franchise Agreement, the terms of the Franchise Agreement will govern.

(h) Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties to this Security Agreement will be deemed to constitute a complete, executed original for all purposes.

IN WITNESS WHEREOF, you have caused this Security Agreement to be executed as of the day and year first above written.

FRANCHISEE

By:
Printed Name:
Date:

By:
Printed Name:
Date:

7-ELEVEN, INC.

By:
Name:
Title:
Date:

Exhibit I – Page 5

ATTACHMENT 1

TO SECURITY AGREEMENT

All Goods (including Equipment, Fixtures and Inventory) held or maintained on the Store or otherwise used in the ownership or operation of the Store, including money order blanks, bank drafts and store supplies, and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements to such Goods and for such Goods;

All premium or going concern value of the franchise interest in the Store;

All licenses and permits used in connection with the operation of the Store; and

All proceeds of the foregoing (including whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

Attachment 1 – Solo Page

ATTACHMENT 2

TO SECURITY AGREEMENT

[Complete for each Franchisee]

Exact Legal Name:

State or Organization:

Type of Organization:

Place of Business (or, if more than one, the Chief Executive Office):

Attachment 2 – Solo Page

EXHIBIT J

Procedures for Selection of Third Party Reviewer and

for Reviewing Vendor Negotiating Practices

A. Qualifications and Selection of Franchisee Selection Committee Members:

1. Qualifications. The “Franchisee Selection Committee” will be made up of five franchisees who, at the time of their selection and at all times during the Committee’s deliberations, (i) are current 7-Eleven franchisees; (ii) are not in breach of their 7-Eleven franchise agreement; (iii) are local Franchise Owners Association Presidents, but not officers of any national 7-Eleven franchisee association or coalition of associations; (iv) agree to serve voluntarily, and (v) agree to be bound by this Exhibit J, including the dispute resolution procedures set forth in Section C. The Franchisee Selection Committee will select the Third Party Reviewer as provided in Section B. below and will be a party to any dispute resolution proceedings contemplated by Section D. below.

2. Selection. The initial members of the Franchisee Selection Committee meeting the requirements set forth above will be selected by the Allowance Review Committee (“ARC”) established pursuant to the settlement of the following matters: 7-Eleven Owners for Fair Franchising, et al v. The Southland Corporation, et al, Superior Court of Alameda County, California (ASC No. 722272-6 OH) or Clyde Valente, et al v. The Southland Corporation, et al, District Court for Dallas County, Texas (14th Judicial District) (Docket No. 96-11972-A). In the event the ARC has not selected all the members of the Franchisee Selection Committee by July 1, 2004, we will select the initial members of the Franchisee Selection Committee.

3. Replacement. Any Franchisee Selection Committee member who (i) resigns or (ii) no longer meets the qualifications set forth in Section A.1(i)-(iv) above, will, as of the date of such occurrence, no longer be a member of the Franchisee Selection Committee. We will advise the Franchisee Selection Committee of the occurrence of Section A.3.(i) or (ii) above, within a reasonable time after we learn of it. The remaining members of the Franchisee Selection Committee, will promptly select a replacement member, provided that we may select a replacement member if the remaining members of the Franchisee Selection Committee have not acted within 45 days after one or more members becoming ineligible to act as a member of the Franchisee Selection Committee.

4. Costs. Except for the $75,000 per calendar year (adjusted based upon the consumer price index, for each year after 2004) that we will provide pursuant to Paragraph 15(k) for the costs associated with the selection of the Third Party Reviewer and for such Third Party Reviewer to conduct the review contemplated by Paragraph 15(k) and this Exhibit J and related costs, the Franchisee Selection Committee shall bear all costs and expenses incurred by it relating to the review and any other actions contemplated by Paragraph 15(k) and this Exhibit J.

B. Qualifications and Selection of Third Party Reviewer:

The selection of the Third Party Reviewer described in Paragraph 15(k) of the Franchise Agreement will be made by the Franchisee Selection Committee, as set out in Section A.1. above, within 90 days after the first day of each calendar year during the term of the Franchise Agreement, beginning on January 1, 2005. The Third Party Reviewer (i) should be an individual or entity that has experience in reviewing and identifying discounts and allowances provided by manufacturers and other vendors to retail companies; (ii) will not be disqualified solely based on the fact that such individual or entity has been engaged by us to review discounts and allowances obtained by or available to us outside of the context of the review contemplated by this Exhibit J; (iii) may (but need not) continue to be selected in subsequent

Exhibit J – Page 1

years; and (iv) must agree to be bound by this Exhibit J, including the dispute resolution procedures set forth in Section D. The Franchisee Selection Committee shall notify us in writing promptly upon the selection of a Third Party Reviewer, and the notice shall include a statement explaining how the Third Party Reviewer satisfies each of the qualifications set forth above.

C. Procedures for and Scope of Review of Vendor Negotiating Practices and Treatment of Discounts and Allowances:

1. Vendor Agreements. Beginning effective January 1, 2005, within 60 days after the beginning of each calendar year during the Term of the Franchise Agreement, we will provide to the Franchisee Selection Committee a list of all Vendor agreements (including maintenance vendors recommended by us) entered into during the immediately preceding calendar year. Promptly following the selection of the Third Party Reviewer, the Franchisee Selection Committee shall identify to us in writing any such Vendor agreements which it wishes the Third Party Reviewer to review. The Third Party Reviewer may continue to review any Vendor agreements that continue from year to year for the years they are operative, as outlined above. The Third Party Reviewer will be entitled to obtain the total amount paid to us by any Vendor whose agreement it is reviewing including verifying with the Vendor the total amount paid, if it desires.

2. Confidentiality. Before reviewing any Vendor agreement under which we are required to maintain the confidentiality of the terms of such agreement, the Third Party Reviewer and each member of the Franchisee Selection Committee must sign a confidentiality agreement in the form that we require. The Third Party Reviewer will then be given access to the subject Vendor agreement and, if requested, to our personnel who were directly involved in the negotiation of the agreement which is the subject of the review. The review of all Vendor agreements identified by the Franchisee Selection Committee must be completed within 145 days after the date on which the Third Party Reviewer is selected each year.

3. Scope of Review. In conducting its review of the Vendor agreements identified as set forth above, the sole question before the Third Party Reviewer shall be whether we satisfied our obligations under Paragraph 15(j)(1) and (2) of the Franchise Agreement. In order to determine whether we met our obligations under Paragraph 15(j)(1), the Third Party Reviewer and, if applicable, the Arbitrator under Section D, (i) shall be directed to consider the limitations, restrictions and conditions placed on the discount, allowance or other opportunity for price adjustment by the Vendor and (ii) shall take into consideration whether the nature and requirements of a particular Vendor’s offer of a lower cost of products and services is consistent with our business concept and strategies. The Third Party Reviewer may also review and report the actions we took to meet the requirements for dealing with Vendors listed in the definition of System Transaction Amounts in Exhibit E.

D. Dispute Resolution Procedures:

1. LIMITATIONS PERIOD. ANY AND ALL CLAIMS ARISING OUT OF OR RELATING TO OUR OBLIGATIONS UNDER PARAGRAPHS 15(j) AND (k) OR THE REVIEW CONDUCTED UNDER THIS EXHIBIT J WILL BE BARRED UNLESS AN ACTION IS COMMENCED UNDER THESE DISPUTE RESOLUTION PROCEDURES WITHIN THE CALENDAR YEAR IMMEDIATELY FOLLOWING THE CALENDAR YEAR IN WHICH THE THIRD PARTY REVIEWER CONDUCTED THE REVIEW AT ISSUE.

2. Negotiation. In the event the Third Party Reviewer reasonably believes that we did not meet our obligations under Paragraph 15(j) (1) or (2) of the Franchise Agreement, then the Third Party Reviewer shall so advise our legal department and the head of our merchandising department and the Franchisee Selection Committee. The Franchisee Selection Committee and the head of our

Exhibit J – Page 2

merchandising department (or his or her designee) shall endeavor in good faith to resolve any such disputes within 30 days following the date on which it is referred to them. If, after such 30 day period, the Franchisee Selection Committee reasonably believes that we have failed to meet our obligations under Paragraph 15(j) (1) or (2) of the Franchise Agreement and have not taken or agreed to take action to remedy such failure, then the Franchisee Selection Committee may bring a claim against us under the procedures set out in Section D.3. below. You agree that this procedure shall be your sole remedy for any breach or alleged breach of Paragraphs 15(j) and (k).

3. Non-Binding Mediation. Any claim arising under Paragraph 15(j) (1) or (2), Paragraph 15 (k) and/or Exhibit J to the Franchise Agreement not resolved under Section D.2. of this Exhibit J shall be submitted to non-binding mediation in accordance with the procedures set forth in Paragraph 29 of the Franchise Agreement, except that the mediator’s fees and expenses and the fees charged by the American Arbitration Association (or any other organization used for the mediation), will be shared by the Franchisee Selection Committee and us, with one-half of those expenses and fees being paid by us and one-half of those expenses and fees being paid by the Franchisee Selection Committee. We and the Franchisee Selection Committee will be responsible for our respective expenses incurred in connection with the mediation. You and we agree that good faith participation in this mediation procedure is obligatory. If the dispute cannot be finally resolved through mediation within 30 days after the mediation demand is made, the dispute shall be submitted for binding arbitration by the Franchisee Selection Committee, or by us, upon demand of either party, to the American Arbitration Association in accordance with Section D.4. of this Exhibit J.

4. Arbitration.

a. The arbitration proceedings will be conducted by one arbitrator (“Arbitrator”), and, except as this subsection otherwise provides, according to the then-current commercial arbitration rules of the American Arbitration Association. Unless otherwise agreed by the Franchisee Selection Committee and us, the Arbitrator will be an individual who has experience in the availability and use of product and service discounts and allowances provided by vendors in the retail industry. All proceedings will be conducted at a suitable location chosen by the Arbitrator in the city where our principal business address is then located. All matters relating to arbitration will be governed by the Federal Arbitration Act (9 U.S.C. §§ 1 et seq.). Judgment upon the Arbitrator’s award may be entered in any court of competent jurisdiction.

b. Within a reasonable time after the issuance of a final arbitrator’s award that is not subject to appeal or final judgment of a court of competent jurisdiction enforcing an arbitrator’s award and awarding an amount to be paid to franchisees under this procedure, we will pay that award by crediting to your Open Account an amount equal to your allocable share of the award based on your purchases of the Vendor’s products or services. If purchase data is unavailable, we will estimate payments based upon the best available data. For franchisees that have left the system, we will mail the payments to their last known address. We will pay out the entire award to franchisees, and you agree that our determination regarding payment will be final and that you have no right to, and waive, any contest with respect to the determination of the amounts to be paid.

c. Limitation on Damages.

(i) You and we agree that the Arbitrator will be instructed by the parties to the arbitration that:

•	with respect to a finding that we failed to meet our obligations under Paragraph 15(j)(1) or under the definition of System Transaction Amounts in Exhibit E, no damages,

Exhibit J – Page 3

including money damages, specific performance, injunctive relief, or attorneys’ fees and costs, may be awarded;

•	with respect to a finding that we failed to satisfy our obligations under Paragraph 15 (j) (2), the damages that can be awarded to you are limited to an amount equal to the amount of the discount or allowance attributable to your purchases of the goods or services on which the allowance was given multiplied by the percentage equal to the difference between 100% and the percentage used to calculate the 7-Eleven Charge for the year in question.

(ii) In addition and notwithstanding anything to the contrary herein, the Arbitrator may not award any punitive or exemplary damages against either party under any circumstances. We and you agree to be bound by the provisions of any limitation on the period of time in which claims must be brought under applicable law or the Franchise Agreement (including this Exhibit J), whichever expires earlier.

d. Arbitration Costs. The Arbitrator’s fees and expenses and the fees charged by American Arbitration Association (or any other organization used for the arbitration) will be shared by the Franchisee Selection Committee and us, with one-half of those expenses and fees being paid by us and one-half of those expenses and fees being paid by the Franchisee Selection Committee. We and the Franchisee Selection Committee will be responsible for our respective expenses incurred in connection with the arbitration.

e. Acknowledgements Regarding Arbitration. The parties acknowledge that any dispute arising out of or related to a violation or alleged violation of Paragraph 15(j) or arising out of or related to Paragraph 15(k) or Exhibit J is solely between you and us, that no Vendor will be a necessary party to any such dispute, and that you will have no remedy against any Vendor for a violation of Paragraph 15(j). The parties further acknowledge that the provisions of Section D.4 will continue in full force and effect subsequent to and notwithstanding the Franchise Agreement’s expiration or termination.

FRANCHISEE

By:
Printed Name:
Date:

By:
Printed Name:
Date:

7-ELEVEN, INC.

By:
Name:
Title:
Date:

Exhibit J – Page 4